QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACCURIDE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ACCURIDE CORPORATION
7140 OFFICE CIRCLE
P.O. BOX 15600
EVANSVILLE, IN 47716

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 22, 2009

Annual Meeting

        The Annual Meeting of Stockholders of Accuride Corporation, a Delaware corporation (the "Company"), will be held on April 22, 2009, at 7:00 a.m. at Hilton Chicago O'Hare, 10000 W. O'Hare, Chicago, IL 60666.

        At the meeting, stockholders will consider and vote upon the following proposals:

          1.     ELECTION OF DIRECTORS.    To elect the eleven nominees for the Board of Directors of the Company ("the Board") named in the attached proxy statement to serve on the Board until the 2010 annual meeting or until their successors are duly elected and qualified.

          2.     RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.    To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.

          3.     APPROVAL OF ACCURIDE CORPORATION INCENTIVE COMPENSATION PLAN.    To approve the Accuride Corporation Incentive Compensation Plan in order to provide compensation which will be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended.

          4.     OTHER MATTERS.    To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

        The Board has fixed the close of business on Thursday, March 12, 2009, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

        A Proxy Statement containing information with respect to the matters to be voted upon at the meeting and a Proxy card and return envelope are furnished herewith. Management urges each stockholder to carefully read the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

David K. Armstrong Corporate Secretary

Evansville, Indiana
Dated: March 23, 2009

IT IS DESIRABLE THAT AS MANY OF THE STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED IN THE EVENT YOU ARE UNABLE TO ATTEND. SIGNING A PROXY AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

ACCURIDE CORPORATION
7140 OFFICE CIRCLE
P.O. BOX 15600
EVANSVILLE, IN 47716

PROXY STATEMENT

 GENERAL

Date, Time and Place

        This Proxy Statement (the "Proxy Statement") is furnished to the stockholders of Accuride Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 7:00 a.m. on April 22, 2009, at Hilton Chicago O'Hare, 10000 W. O'Hare, Chicago, IL 60666, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy card (the "Proxy") will be sent to such stockholders on or about March 23, 2009.

Purposes of the Annual Meeting

        The purposes of the Annual Meeting are to (1) elect the eleven nominees for the Board named herein to serve on the Board until the 2010 annual meeting or until their successors are duly elected and qualified, (2) ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year, (3) approve the Accuride Corporation Incentive Compensation Plan in order to provide compensation which will be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (4) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof. Six directors will be elected by the holders of the Common Stock and the holder of the Preferred Share, voting together as a single class. Five directors will be elected by the holder of the Preferred Share, voting as a separate class. See "Voting and Solicitation," below.

Proxy/Voting Instruction Cards and Revocability of Proxies

        When the Proxy in the enclosed form is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the stockholder. If no instructions are given, the returned Proxy will be voted in favor of the election of the nominees named herein as directors and in favor of each of the other proposals. Any stockholder, including a stockholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at our corporate offices at 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

Record Date and Share Ownership

        Stockholders of record at the close of business on March 12, 2009 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date: (1) 36,323,698 shares of the Company's common stock, par value $0.01(the "Common Stock"), were issued and 36,184,053 shares were outstanding; and (2) one share (the "Preferred Share") of the Company's Series A Preferred Stock, par value $0.01 (the "Series A Preferred Stock"), was issued and outstanding. For information regarding security ownership by management and by 5% stockholders, see "Other Information—Share Ownership by Principal Stockholders and Management," below.

Voting and Solicitation

        Both the holders of our Common Stock and the holder of the Preferred Share are entitled to vote at the Annual Meeting. The holders of our Common Stock and the holder of the Preferred Share will vote together as a single class on all matters to be acted upon at the meeting except for the election of the Series A Directors (as defined below).

        Holders of shares of Common Stock will be entitled to one vote per share on all matters upon which they vote. Under our Amended and Restated Certificate of Incorporation (as amended, the "Certificate of Incorporation"), the holder of the Preferred Share is entitled to vote with the holders of Common Stock, voting together as a single class, on all matters presented for a vote to the holders of Common Stock. For this purpose, the holder of the Preferred Share is entitled to the number of votes equal to the voting power of all the shares of Common Stock issuable upon full exercise of the Stock Purchase Warrant issued to Sun Accuride Debt Investments, LLC (together with its affiliates, "Sun Capital") on February 4, 2009 (the "Warrant") as part of the Sun Capital Transaction (as defined below in "Certain Relationships and Related Transactions"). We refer to this as voting on an "as-exercised" basis. At the Annual Meeting, the holder of the Preferred Share will be entitled to 12,061,351 votes (including for purposes of determining whether or not a quorum is present), which represents the number of shares issuable on the Record Date upon full exercise of the Warrant. In addition, under the Certificate of Incorporation, the holder of the Preferred Share, voting as a separate class, will be entitled to elect five directors (the "Series A Directors") at the Annual Meeting.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The presence in person or by proxy of the holders of a majority of the total voting power of the outstanding shares entitled to vote on a particular matter is necessary to constitute a quorum at the meeting for voting on that matter (including, with respect to matters presented for a vote to the holders of Common Stock, the holder of the Preferred Share voting on an "as-exercised" basis). The Inspector will also determine whether or not a quorum is present. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The Common Directors (as defined below) will be elected to fill six seats on the Board by a plurality of the votes cast that are present in person or represented by proxy and entitled to vote. Series A Directors will be elected by the affirmative vote of the Preferred Share, voting as a separate class. All other proposals require the favorable vote of a majority of the votes cast that are present in person or represented by proxy and entitled to vote on the particular proposal. Abstentions will have the same effect as votes against such a proposal. Broker non-votes will not be counted as votes for or against such a proposal and will not be included in counting the number of votes necessary for approval of the proposal and will not have any effect on the outcome of such proposal.

        The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted, as the case may be, with respect to the item not marked: FOR the election of the six Common Director nominees for the Board named herein to serve until the 2010 annual meeting or until their successors are duly elected and qualified; FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year; FOR approval of the Accuride Corporation Incentive Compensation Plan in order to provide compensation which will be deductible under Section 162(m) of the Code; and as the proxy holders deem advisable on such other business as may properly come before the meeting or any and all postponements or adjournments thereof. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

        The cost of soliciting proxies will be borne by the Company. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.

Stockholder Proposals for the Next Annual Meeting

  Proposals to be Considered for Inclusion in the Company's Proxy Materials Pursuant to Rule 14a-8

        Any proposal made pursuant to Rule 14a-8 to be presented at the 2010 Annual Meeting of Stockholders ("2010 Annual Meeting") must be received at the Company's principal office no later than November 23, 2009, in order to be considered for inclusion in the Company's proxy materials for such meeting. Any such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and be submitted in writing and addressed to the attention of the Company's Corporate Secretary at 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

  Other Proposals and Director Nominations

        In accordance with our Amended and Restated Bylaws (the "Bylaws"), proposals of stockholders intended to be presented at the 2010 Annual Meeting that are not made pursuant to Rule 14a-8, as well as nominations of persons for election to the Board intended to be made at the 2010 Annual Meeting, must be received by the Company no later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the 2009 Annual Meeting (regardless of any adjournments of that meeting to a later date). If the date of our 2010 Annual Meeting is advanced by more than 30 days prior to or delayed (other than as a result of adjournment) by more than 30 days after the anniversary of our 2009 Annual Meeting, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Bylaws also specify requirements as to the form and content of a stockholder's notice.

 PROPOSAL NO. ONE

ELECTION OF DIRECTORS

        The Bylaws of the Company presently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution adopted by the Board, and the number of directors is presently set at twelve. Currently there are eleven directors serving on the Board and one seat is vacant.

        Eleven directors will be elected at the Annual Meeting. Under our Certificate of Incorporation, six of the directors are to be elected by the holders of the Common Stock and the holder of the Preferred Share, voting together as a single class (the "Common Directors"), and five Series A Directors are to be elected by the holder of the Preferred Share, voting as a separate class.

        There will be one vacancy on the Board after the Annual Meeting. Pursuant to the terms of the Sun Capital Transaction, the holder of the Preferred Share is entitled to nominate an independent director who meets the standards for independence set forth in the New York Stock Exchange Listed Company Manual Section 303A.02, including with respect to the holder of the Preferred Share and any of its affiliates (the "Independent Director"). The holder of the Preferred Share has not yet nominated a qualified candidate for Independent Director. Once a qualified candidate has been nominated, that individual will be promptly appointed as the Independent Director.

        The names of the nominees of the directors, and certain information about them as of March 18, 2009, are set forth below. See the section below entitled "Share Ownership by Principal Stockholders and Management" for information regarding each such person's holdings of our equity securities. There are no family relationships among any of our directors or executive officers.

Name	Age	Director Since	Position
Nominees
Mark D. Dalton(3)	47	2005	Common Director
John D. Durrett, Jr.(1)(2)	60	2007	Common Director
William M. Lasky	61	2007	Common Director, Chairman of the Board
Donald T. Johnson, Jr.(2)	57	2006	Common Director, Lead Independent Director
Donald C. Mueller	45	2009	Series A Director
Jason H. Neimark	38	2009	Series A Director
Charles E. Mitchell Rentschler(2)(3)	69	2005	Common Director
Donald C. Roof(1)(3)	57	2005	Common Director
Thomas V. Taylor, Jr.	43	2009	Series A Director
Brian J. Urbanek	36	2009	Series A Director
Douglas C. Werking	46	2009	Series A Director

(1)
Member of the Nominating and Corporate Governance Committee.

(2)
Member of the Compensation and Human Resources Committee.

(3)
Member of the Audit Committee.

Election of the Common Directors

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six Common Director nominees named above, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a Common Director at the time of the Annual Meeting, the proxies will be voted for any Common Director nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any Common Director nominee will be unable or will decline to serve as a Common Director. The term of office of each person elected as a Common Director will continue until the next annual meeting or until his or her successor has been elected and qualified.

  Nominees

        The Common Director nominees were nominated by the Common Directors currently on the Board, and include Messrs. Dalton, Durrett, Lasky, Johnson, Rentschler and Roof. The principal occupations and positions for at least the past five years of the Common Director nominees are described below.

        Mark D. Dalton has been a director since February 2005. Mr. Dalton has served as a Senior Vice President of Avenue Capital Group since June 2007 and as a Managing Director since December 2008. Mr. Dalton previously served as managing director of Trimaran Fund Management from August 2001 to May 2007. From March 2000 to January 2005, Mr. Dalton served as a director of Transportation Technologies Industries, Inc. ("TTI"). From December 1996 to August 2001, Mr. Dalton served as a Managing Director in the Leveraged Finance Group of CIBC World Markets Corp. Mr. Dalton holds a B.S in Economics from the Wharton School of the University of Pennsylvania, and an M.B.A. from the Kellogg School at Northwestern University.

        John D. Durrett Jr. has been a director since October 2007. Mr. Durrett held numerous senior positions during his 26-year career with McKinsey & Company, Inc., including Managing Director, West Coast U.S. Offices from 2001 to 2006; Chairman, Finance Committee from 2003 to 2006; and Managing Director, Southeast U.S. Office from 1993 to 1998. While at McKinsey, Mr. Durrett served clients in a variety of industries, including basic materials, distribution and financial services, and primarily on matters involving business unit strategy, organization and turnarounds. Mr. Durrett holds a B.A. from Millsaps College, a J.D. from Emory University and an M.B.A. from the University of Pennsylvania.

        Donald T. Johnson, Jr. has been a director since April 2006 and the Company's Lead Independent Director since October 25, 2007. Mr. Johnson has been the Chairman of Aftermarket Technology Corp., or ATAC, since January 1, 2009. Previously, Mr. Johnson served as the President and Chief Executive Officer of ATAC from February 2004 through December 2008, and as President and Chief Operating Officer from January 2004 to February 2004. Mr. Johnson became a member of ATAC's Board of Directors in May 2004 and Chairman of ATAC's Board in June 2005. Before joining ATAC, Mr. Johnson was Global Director, Parts, Supply and Logistics for Ford Motor Company since 1999. Prior to 1999, Mr. Johnson was Vice President, Caterpillar Logistics and had a 25-year career with Caterpillar, Inc. Mr. Johnson holds a B.A. in Management from the University of Illinois.

        William M. Lasky has served as the Company's Interim President and Chief Executive Officer ("CEO") since September 2008. He has served as a director since October 2007 and as Chairman of the Board since January 2009. Mr. Lasky has served as the Chairman of the Board for Stoneridge, Inc., a manufacturer of electronic components, modules and systems for various vehicles, since July 2006 and has been a director of Stoneridge, Inc., since January 2004. Previously, Mr. Lasky served as the chairman and President and Chief Executive Officer of JLG Industries, Inc., a manufacturer of aerial work platforms, telescopic material handlers and related accessories, from 1999 through late 2006. Prior to joining JLG Industries, Mr. Lasky served in various senior capacities at Dana Corporation from 1977 to 1999. Mr. Lasky holds a B.S. from Norwich University.

        Charles E. Mitchell Rentschler has been a director since March 2005. Mr. Rentschler has served as Vice President of Wall Street Access since July 2006. Mr. Rentschler previously served as Director, Industrial Research with Foresight Research Solutions from July 2005 to June 2006, and was previously a Principal with Langenberg & Company, a private industrial securities research firm, from August 2003 to June 2005, when it merged with Foresight Research Solutions. From 2001 to 2002,

Mr. Rentschler was an independent business consultant providing general business consulting services to the foundry industry. Mr. Rentschler served as President and Chief Executive Officer of The Hamilton Foundry & Machine Co. from 1985 to 2001. Mr. Rentschler is a director of Hurco Companies, Inc. and serves on its governance committee. Mr. Rentschler holds a B.A. from Princeton University and an M.B.A. from Harvard University.

        Donald C. Roof has been a director since March 2005. Mr. Roof was the Executive Vice President, Chief Financial Officer and Treasurer of Joy Global Inc. from June 2001 until his retirement in June 2007. From May 1999 to February 2001, Mr. Roof served as the President and Chief Executive Officer of Heafner Tire Group, Inc. Since August 2007, Mr. Roof has served on the Board of RSC Equipment Rental, where he is a member of the audit committee, and previously served on the audit committee of Fansteel Inc. from September 2000 to March 2003. Mr. Roof holds a B.B.A. in Accounting from Eastern Michigan University.

Election of the Series A Directors

        The five Series A Director nominees were nominated and are to be elected by Sun Capital, the holder of the Preferred Share on the Record Date, and include Messrs. Mueller, Neimark, Taylor, Urbanek and Werking. The five Series A Director nominees are all presently directors of the Company. Sun Capital has advised the Company that it intends to vote the Preferred Share in favor of Messrs. Mueller, Neimark, Taylor, Urbanek and Werking at the Annual Meeting. It is not expected that any Series A Director nominee will be unable or will decline to serve as a Series A Director. The term of office of each person elected as a Series A Director will continue until the next annual meeting or until his or her successor has been elected and qualified.

        The principal occupations and positions for at least the past five years of the Series A Director nominees are described below.

        Donald C. Mueller has been a director since February 2009. Mr. Mueller has served as the Vice President of Operations Sun Capital Partners, Inc. since 2007. Prior to that time, Mr. Mueller served as Corporate Vice President and Chief Financial Officer of Iris International, Inc. in 2006. From 2005 to 2006, Mr. Mueller was an independent financial consultant. Before that, Mr. Mueller served as Vice President and Treasurer of Transportation Technologies Industries, Inc. from 1998 to 1999, and as Vice President, Treasurer, and Chief Financial Officer of Transportation Technologies Industries, Inc. from 2000 to 2005. Mr. Mueller holds a B.B.A. in Accounting from University of San Diego.

        Jason H. Neimark has been a director since February 2009. Mr. Neimark was appointed Vice President of Sun Capital Partners, Inc. in February 2003 and a Director in May 2005. Mr. Neimark is currently Managing Director of Sun Capital Partners, Inc. and is an experienced leveraged buyout and turnaround operating professional. Prior to joining Sun Capital in 2001, Mr. Neimark was a Principal of Midwest Mezzanine Funds, which provides junior capital to middle market businesses. Mr. Neimark has served on the boards of several Midwest Mezzanine portfolio companies, including one recently sold by Sun Capital. Thereafter, Mr. Neimark led a financial and operational turnaround as the President of a national direct marketer and specialty distributor of optical products. Mr. Neimark is a Certified Public Accountant and worked as a tax consultant and auditor for KPMG Peat Marwick. Mr. Neimark holds a B.S. in Accounting from Indiana University.

        Thomas V. Taylor, Jr. has been a director since February 2009. Mr. Taylor, a Managing Director at Sun Capital Partners, Inc., has had extensive operating and merchandising experience, having spent 23 years with The Home Depot Companies, most recently serving as Executive Vice President, Merchandising and CMO. Mr. Taylor began his career with The Home Depot at age 16. He quickly rose through organization assuming increasing levels of managerial and executive responsibility. In 1996, Mr. Taylor was promoted to Regional Vice President in the Southwest Division. Three years later, Mr. Taylor transferred to the Northwest Division as Merchandising Vice President and six months later was named Division President of the Northwest. In December 2001, Mr. Taylor was elevated to President of the Eastern Division, Home Depot's largest division. From December 2004 to August 2005, Mr. Taylor assumed the role of Executive Vice President, a position responsible for all U.S. and Mexican stores. In August 2005, Mr. Taylor was appointed Executive Vice President of Merchandising and Marketing.

        Brian J. Urbanek has been a director since February 2009. Mr. Urbanek, a Principal at Sun Capital Partners, Inc. has over ten years of experience in mergers and acquisitions and corporate finance, including corporate acquisitions and divestitures, strategic rollups, leverage finance issuances and public and private equity offerings. Prior to joining Sun Capital Partners in February 2006, Mr. Urbanek served as Vice President in the Investment Banking Group with Stephens, Inc. from May 2004 to February 2006, and Vice President, Investment Banking with Bear Stearns & Co. Inc from January 2002 to April 2004. He received a B.S. in Business Administration from Creighton University.

        Douglas C. Werking has been a director since February 2009. Mr. Werking, a Vice President at Sun Capital Partners, Inc., has over 20 years experience in finance, restructuring, turnarounds and general management. He has been a Vice President with Sun Capital for three years. Prior to joining Sun Capital Partners in 2006, he was a Managing Director with an international turnaround and restructuring consulting firm (Alix Partners, LLC). During that time, Mr. Werking served in several interim management positions, including Chief Financial Officer with Peregrine, Inc. a Detroit-based automotive parts manufacturer, and Treasurer with Air Transport International, a Little Rock-based air cargo company. He has worked with companies in the automotive, manufacturing, textile, technology, agricultural, and healthcare industries. Mr. Werking received his Bachelor of Science and Commerce degree from Santa Clara University and an M.B.A. from the University of Chicago.

Vote Required; Recommendation of the Board

        Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. If a quorum is present in person or represented by proxy and voting, the six nominees for membership on the Board as the Common Directors who receive the highest number of votes will be elected to the Board in those positions. If the holder of the Preferred Share is present in person or represented by proxy and voting, the five Series A Directors receiving the affirmative vote of the Preferred Share, voting as a separate class, will be elected as Series A Directors. Abstentions, withheld votes and broker non-votes will not affect the election of directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH HEREIN.

The Board and its Committees

        The Board has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation and Human Resources Committee. During the 2008 fiscal year, the Board held ten (10) meetings; the Audit Committee held five (5) meetings; the Compensation and Human Resources Committee held seven (7) meetings; and the Nominating and Corporate Governance Committee held three (3) meetings. Each of the Company's incumbent directors attended at least 75% of each of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board on which such person served during his tenure on the Board and any committee during the 2008 fiscal year. Although the Company does not have a formal policy regarding attendance by members of the Board at its annual meeting, the Company encourages directors to attend, but recognizes that circumstances may prevent attendance from time to time. To facilitate attendance and reduce travel costs, the Company plans to schedule its annual meeting to occur immediately before or after a periodic meeting of the Board, although in some years scheduling conflicts may prevent this arrangement. The Board has adopted a charter for each of the three standing committees.

  Annual Meeting Attendance

        All of the Company's incumbent directors that were then members of the Board attended the 2008 annual meeting of stockholders in person.

  Director Independence

        The Board has determined that Messrs. Dalton, Durrett, Johnson, Rentschler and Roof, are "independent" as that term is defined in the New York Stock Exchange ("NYSE") rules. Prior to Mr. Lasky's service as Interim CEO and President, the Board had determined Mr. Lasky was "independent" as defined in the NYSE rules. In making that determination, the Board considered the objective standards set forth in the NYSE rules, and also reviewed relationships between each director and the Company in detail to determine whether, despite satisfying the objective standards for independence, any such director has relationships with the Company that, individually or in the aggregate, would prevent the Board from finding that such director is independent or would be reasonably expected to interfere with such person's exercise of independent judgment. The Board considered directors' relationships with the Company from the standpoint of both the nominee and the persons and organizations with which the nominee has an affiliation.

  Audit Committee

        The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee Charter, which is posted in the Investor Information section of our website at www.accuridecorp.com and was attached to our 2007 Proxy Statement as Appendix A. Messrs. Rentschler, Roof, and Dalton comprise the Audit Committee. Mr. Roof serves as Chairman. The Audit Committee met five (5) times during the 2008 fiscal year. The Board has determined that all current members of the Audit Committee are "independent" as that term is defined in the NYSE's rules. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Exchange Act. The Board has further determined that Mr. Roof is an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

  Compensation and Human Resources Committee

        The Compensation and Human Resources Committee (the "Compensation Committee") determines salaries and incentive compensation, awards equity compensation to executive officers and employees under the Company's equity incentive plan, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. A more complete description of the powers and responsibilities delegated to the Compensation Committee is set forth in the Compensation and Human Resources Committee Charter, which is posted in the Investor Information section of our website at www.accuridecorp.com. In fulfilling its responsibilities, the Compensation Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except that it shall not delegate the following responsibilities:

  •
  Review and approve corporate goals and objectives relating to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives and determine and approve the total compensation package;

  •
  Review and approve the total compensation package of non-CEO executive officers as defined by Rule 3b-7 of the Exchange Act, and such other officers as the Committee may determine from time to time;

  •
  Make recommendations to the Board with respect to incentive-compensation plans and equity-based plans, and review and approve all officers' employment agreements and severance arrangements;

  •
  Manage and periodically review all annual bonus, long-term incentive compensation, stock option, employee stock purchase plan, long-term incentive plan, incentive compensation plan and others; and

  •
  Any matters where the Compensation Committee has determined such compensation is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of "non-employee directors."

        From October 2007 through September 2008, our Compensation Committee consisted of Messrs. Durrett, Johnson, and Lasky. On September 22, 2008, Mr. Lasky became the Interim CEO and President of the Company and his service on the Compensation Committee ceased. From September 22, 2008 through October 2008, Mr. Durrett and Mr. Johnson served as the Compensation Committee. In October 2008, the Compensation Committee was reconstituted and is now comprised of Messrs. Durrett, Johnson and Rentschler, with Mr. Johnson as Chairman. The Compensation Committee met seven (7) times during the 2008 fiscal year. The Board has determined that all of the members of the Compensation Committee are "independent" as defined in the NYSE rules.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee acts pursuant to a written charter adopted by the Board, which is available in the Investor Information section of our website at www.accuridecorp.com and is attached hereto as Appendix A. The Nominating and Corporate Governance Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership, considers and recommends director nominees for approval by the Board and the stockholders, oversees the evaluation of the Board, makes recommendations to the Board regarding governance matters, and develops and recommends to the Board the Corporate Governance Guidelines.

        For purposes of the committee's role in identifying and selecting candidates to become members of or nominees for the Board, to fill any vacancies on the Board, to review the performance of members of the Board or to recommend the removal of a director for cause, in each case as described in the Nominating and Corporate Governance Committee Charter, the committee will only identify, select, review or recommend for removal candidates to become Common Directors. The committee may, however, review the independence of any Independent Director nominee and make a recommendation to the Board regarding the ratification of that director's nomination. The committee may also ratify Series A Director candidates for membership on or nomination or appointment to the Board. In the case of any director, the committee may also review annually the relationships that such director has with the Company and make a recommendation with respect to the ability of such director to qualify as an independent director under the listing standards of an applicable national securities exchange.

        From October 2007 through September 22, 2008, our Nominating and Corporate Governance Committee was comprised of Messrs. Durrett, Lasky and Roof, with Mr. Lasky serving as Chairman. On September 22, 2008, Mr. Lasky became the Interim CEO and President of the Company and his service on the Nominating and Corporate Governance Committee ceased. From October 21, 2008 through the present, Mr. Durrett and Mr. Roof have served as the Nominating and Governance Committee, with Mr. Durrett serving as Chairman. The Nominating and Corporate Governance

Committee met four (4) times during the 2008 fiscal year. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is "independent" as defined in the NYSE rules.

        The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, regarding possible Common Director candidates. To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Corporate Governance Committee consider a candidate for inclusion among the committee's slate of Common Director nominees in the Company's proxy statement.

        In evaluating Common Director nominees, the Nominating and Governance Committee considers the following criteria:

  •
  personal and professional integrity, ethics and values;

  •
  experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment;

  •
  experience in the Company's industry and with relevant social policy concerns;

  •
  experience as a board member of another publicly held company;

  •
  academic expertise in an area of the Company's operations; and

  •
  practical and mature business judgment, including the ability to make independent analytical inquiries.

        There are no stated minimum criteria for Common Director nominees. The Nominating and Corporate Governance Committee may, however, consider such other factors as it deems are in the best interests of the Company and its stockholders. All Common Director candidates are reviewed in the same manner regardless of the source of the recommendation.

        The Nominating and Corporate Governance Committee identifies Common Director nominees by first evaluating the current Common Directors on the Board willing to continue in service. Current Common Directors on the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any Common Director does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to nominate a Common Director for re-election, unless the Board determines not to fill a vacancy, the Committee will identify the desired skills and experience of a new nominee as outlined above. The Company has in the past engaged a third party to assist in identifying potential director nominees, and reserves the right to do so in the future.

        Stockholders may send any recommendations for Common Director nominees or other communications to the Board or any individual director c/o Accuride Corporation, ATTN: Corporate Secretary, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716. All communications received will be reported to the Board or the individual directors, as appropriate.

  Non-Management Director Executive Sessions

        To promote open discussion among the non-management directors, our non-management directors meet at regularly scheduled "executive sessions" in which those directors meet without management participation. The Lead Independent Director of our Board presides over these meetings. Additionally, in the event our non-management directors include directors who are not also "independent" under NYSE rules, the "independent" directors will meet separately at least once per year in an executive session. Interested parties may communicate directly with our non-management directors by writing to Accuride Corporation, ATTN: Non-management Directors, c/o Corporate Secretary, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

Code of Conduct

        The Board has also adopted a formal code of conduct (the "Code of Conduct") that applies to all of the Company's employees, officers and directors. You can access the latest copy of the Code of Conduct, as well as our Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Board in the Investor Information section of our website at www.accuridecorp.com. Additionally, these documents are available in print to any shareholder who requests them by writing to Accuride Corporation, ATTN: Corporate Secretary, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

        Directors employed by us do not receive any separate compensation for services performed as a director. Since January 1, 2009, our director compensation structure has been the following:

  •
  Each non-employee director will receive an annual retainer of $45,000;

  •
  Each non-employee director will receive an additional cash payment of $40,000, with one quarter of such payment becoming payable on each of March 31, June 30, September 30, and the first business day of January;

  •
  Each non-employee director will receive a fee of $1,500 for each Board meeting attended in person and, alternatively, a fee of $750 for each Board meeting attended telephonically;

  •
  Each non-employee director that is a member of a committee will receive a fee of $1,000 for each committee meeting attended in person of which he is a member and, alternatively, a fee of $500 for each committee meeting attended telephonically of which he is a member; and

  •
  The non-employee director Chairpersons of Board committees will receive the following annual retainers in addition to the non-employee director fees outlined above:

  •
  Audit Committee Chairperson—$15,000 annual retainer;

  •
  Nominating Committee Chairperson—$7,500 annual retainer; and

  •
  Compensation Committee Chairperson—$7,500 annual retainer.

In addition, as of the first business day of February each year, each non-employee director of the Company will be granted 10,000 restricted stock units ("RSUs"), pursuant to the Company's 2005 Incentive Award Plan (as amended, the "2005 Incentive Award Plan"), with one-quarter of such RSUs vesting on March 31, June 30, September 30 and the first business day of January immediately following the date of grant. Shares will be delivered to each non-employee director in accordance with this vesting schedule, unless the non-employee director has elected to defer delivery pursuant to the Accuride Corporation Directors' Deferred Compensation Plan (the "DDCP").

        Under the DDCP, non-employee directors may elect to defer payment of all or a specified part of their compensation earned during a given year, including any stock-based compensation. Deferred compensation will be distributed to the non-employee directors: 1) in a lump sum payment or installments, as the non-employee director may elect; and 2) as of the first January 1 following the non-employee director's separation from the Company, unless the non-employee director has elected a different payment schedule.

        We reimburse directors for out-of-pocket expenses incurred in connection with their attendance at Board and Board Committee meetings.

        Prior to January 1, 2009, our directors received substantially the same compensation package except that they received 5,000 RSUs instead of 10,000 RSUs plus $40,000 in cash. The increase in RSUs granted to non-employee directors along with the quarterly cash payment was intended to bring the directors' compensation package to a competitive level to attract and retain qualified directors while minimizing the impact to the number of shares available for grant under the Company's Incentive Award Plan. Prior to October 2007, we granted our non-employee directors stock options under the 2005 Incentive Award Plan as an incentive for retaining qualified directors. Coincident with our initial public offering on April 26, 2005, we granted our non-employee directors an option to purchase 25,000 shares at an exercise price of $9.00 per share. In April 2006, we granted an option to purchase 25,000 options at an exercise price of $10.53 per share to Mr. Johnson when he joined our Board. These options were fully vested at grant but become exercisable in one-third increments over a three-year period on each anniversary of the date of grant and once exercisable may be exercised at any time up to ten years from the date of grant.

        The following Director Compensation Table sets forth summary information concerning the compensation earned by our non-employee directors in 2008 for services to our company. Messrs. Mueller, Niemark, Taylor, Urbanek, and Werking joined the Board in February 2009 and did not receive compensation in 2008. Accordingly, they do not appear on this table.

	Fees Earned or Paid in Cash(2)	Option Awards(3)	Total
Mark D. Dalton	$60,500	$33,333	$93,833
John D. Durrett, Jr.	$65,217	$33,333	$98,550
Donald T. Johnson, Jr.	$70,500	$33,333	$103,833
William M. Lasky(1)	$49,484	$33,333	$82,817
Charles E. Mitchell Rentschler	$61,000	$33,333	$94,333
Donald C. Roof	$78,750	$33,333	$112,083

(1)
Mr. Lasky's service as Interim CEO and President commenced on September 22, 2008. The compensation shown in this table includes only the compensation Mr. Lasky received as a non-employee director prior to September 22, 2008. See the Summary Compensation Table in the section entitled "Compensation of Named Executive Officers" for information regarding Mr. Lasky's compensation as Interim CEO and President.

(2)
Fees earned may be paid in cash or in stock. All fees are shown in this column regardless of payment method. The amounts are detailed below:

	Base Annual Fee	Audit Committee Chairman	Compensation Committee Chairman	Nominating/ Governance Committee Chairman	Meeting Attendance Fee	Total
Mark D. Dalton	$45,000	—	—	—	$15,500	$60,500
John D. Durrett, Jr.(b)	$45,000	—	—	$1,467	$18,750	$65,217
Donald T. Johnson, Jr.	$45,000	—	$7,500	—	$18,000	$70,500
William M. Lasky(a)	$32,772	—	—	$5,462	$11,250	$49,484
Charles E. Mitchell Rentschler	$45,000	—	—	—	$16,000	$61,000
Donald C. Roof	$45,000	$15,000	—	—	$18,750	$78,750

  (a)
  Mr. Lasky's service as Interim CEO and President commenced on September 22, 2008. The compensation shown in this table includes only the compensation Mr. Lasky received as a non-employee director prior to September 22, 2008.

  (b)
  Mr. Durrett began serving as Chairman of the Nominating Committee effective October 21, 2008.

(3)
These amounts represent the aggregate expense recognized for financial statement reporting purposes in 2008, disregarding forfeitures related to service-based vesting conditions, in accordance with the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 123(R), Share-Based Payment, for stock options and RSUs granted to the directors. The total grant date fair value of awards made in 2008 was $4,995,000. The awards for which expense is shown in this table include the awards described below:

	Grant Date	Restricted Stock Units Granted		Stock Option Shares Granted	Exercise Price	Grant Date Fair Value of Stock and Option Awards(a)	Stock Option Shares Exercisable at 12/31/2008	Stock Option Shares Outstanding at 12/31/2008(b)
Mark D. Dalton	4/26/2005	—		25,000	$9.00	$40,164	8,334	8,334
	2/01/2008	5,000		—	—	$33,333	—	—
John D. Durrett, Jr.	2/01/2008	5,000	(c)	—	—	$33,333	—	—
Donald T. Johnson, Jr.	4/10/2006	—		25,000	$10.53	$58,725	16,666	25,000
	2/01/2008	5,000	(d)	—	—	$33,333	—	—
William M. Lasky	2/01/2008	5,000		—	—	$33,333	—	—
Charles E. Mitchell Rentschler	4/26/2005	—		25,000	$9.00	$40,164	25,000	25,000
	2/01/2008	5,000		—	—	$33,333	—	—
Donald C. Roof	4/26/2005	—		25,000	$9.00	$40,164	25,000	25,000
	2/01/2008	5,000		—	—	$33,333	—	—

  (a)
  In determining the estimated fair value of our share-based awards as of the grant date, we used the Black-Scholes option-pricing model. The assumptions underlying our model are described in the notes to our consolidated financial statements (Note 10—Stock-Based Compensation Plans), which are incorporated into our Form 10-K for fiscal year 2008, filed with the SEC on March 13, 2009.

  (b)
  Options are fully vested at grant, but become exercisable in one-third increments on each anniversary of the grant date. Once exercisable the option may be exercised at any time up until the tenth anniversary of the grant date.

  (c)
  Elected to defer the 5,000 RSUs pursuant to the DDCP.

  (d)
  Elected to defer 3,750 of the 5,000 RSUs pursuant to the DDCP.

 PROPOSAL NO. TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

        Deloitte & Touche LLP ("Deloitte") has been the independent registered public accounting firm for the Company since 1997 and, upon recommendation of the Audit Committee of the Board, their reappointment as the Company's independent registered public accounting firm for the 2009 fiscal year has been approved by the Board, subject to ratification by the stockholders.

        The Company has been advised that a representative of Deloitte will be present, in person or via teleconference, at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

        The following table sets forth the aggregate fees billed or to be billed by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the following services during fiscal 2008 and 2007:

Description of Services	2008 Fees	2007 Fees
Audit fees(1)	$1,614	$2,110
Audit-related fees(2)	—	—
Tax fees(3)	$104	$518
All other fees(4)	$183	—
Total	$1,577	$2,628

    (1)
    Audit Fees:    represents the aggregate fees billed or to be billed for professional services rendered for the audits of our annual financial statements and for the review of the financial statements included in our quarterly reports during such periods, or for services that are normally provided in connection with statutory and regulatory filings or engagements. Due to the fact that we conducted a fully integrated audit for fiscal year 2007 and 2008, we cannot determine the amount of fees related to Sarbanes-Oxley Act, Section 404 audit services. We are able to confirm that a significant portion of the reduced audit fees from 2007 to 2008 relate to improvements in the audit fees related to Sarbanes-Oxley Act, Section 404 audit services.

    (2)
    Audit-Related Fees:    represents the aggregate fees billed or to be billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, but are not included as Audit Fees, such as due diligence related to mergers and acquisitions, accounting consultations and internal control reviews.

    (3)
    Tax Fees:    represents the aggregate fees billed or to be billed for professional services rendered for U.S. federal, state and foreign tax compliance, acquisition related tax integration and tax restructuring services.

    (4)
    All Other Fees:    represents the aggregate fees billed or to be billed consisting of permitted non-audit services.

        All of these services for fiscal years 2008 and 2007 were approved by the Audit Committee in accordance with the pre-approval policies described below.

        In accordance with the Audit Committee charter, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other permitted non-audit services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The

Audit Committee may elect to delegate pre-approval authority to one or more designated committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC's rules on auditor independence.

Vote Required; Recommendation of the Board

        Although not required to be submitted for stockholder approval, the Board has conditioned its appointment of the Company's independent registered public accounting firm upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the stockholders do not approve the selection of Deloitte, the appointment of the Company's independent registered public accounting firm will be reconsidered by the Board.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2009 FISCAL YEAR.

 PROPOSAL NO. THREE

ADOPTION OF
THE ACCURIDE CORPORATION INCENTIVE COMPENSATION PLAN

        We are requesting that our stockholders vote in favor of the Accuride Corporation Incentive Compensation Plan (the "Plan"), which was approved by the Board on February 25, 2009, subject to stockholder approval at the Annual Meeting. A summary of the principal provisions of the Plan is set forth below. The summary is qualified by reference to the full text of the Plan, which is attached as Appendix B to this Proxy Statement.

General

        In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its Chief Executive Officer or any of the next three most highest paid executive officers (other than the Chief Financial Officer) as listed in the proxy statement. An exception to this limitation is provided for performance-based compensation.

        The Section 162(m) provisions generally require that affected executives' compensation satisfy certain conditions in order to qualify for the performance-based exclusion from the $1 million deduction cap. The Plan is intended to meet these conditions and therefore qualify compensation paid under the Plan as performance-based compensation under Section 162(m) of the Code.

        We have historically paid bonuses under our Annual Incentive Compensation Plan ("AICP"). Payments under the AICP have been exempt from the limitations of Section 162(m) under a transition rule applicable to plans in place at the time of our initial public offering of our commons stock (the "IPO"), which are disclosed in the S-1 in connection with the IPO. However, that transition rule will not apply to the AICP or any bonuses established thereunder after the Annual Meeting. Accordingly, in order to continue paying bonuses under the Plan which may be exempt from 162(m) for 2010 and later years, we are asking for approval of the Plan. The Plan provides an overall structure for our bonus compensation program, but the details of annual bonus targets and performance goals will continue to be set forth in the AICP, which will be structured under and subject to the requirements of this Plan The Plan is intended to provide our Compensation Committee with as much flexibility in designing performance based compensation programs as is permissible within the limitations of Section 162(m).

Administration

        The Plan will be administered by our Compensation Committee, or a subcommittee thereof, which is composed of "outside directors" as defined under the Code. The Compensation Committee will have the sole discretion and authority to administer and interpret the Plan.

Eligibility and Participation

        Eligibility to participate in the Plan is limited to certain salaried employees of the Company and its subsidiaries, as may be selected by the Compensation Committee ("Participants") for each performance period under the Plan.

Performance Criteria

        The Plan allows the Compensation Committee to pay bonuses based on any one or more of the following criteria (collectively, the "Performance Criteria"), which may be applied based on the

Company's performance or the performance of any of its subsidiaries or business units as the Compensation Committee shall select:

  •
  earnings (either net or gross and either before or after interest, taxes, depreciation, amortization and/or other adjustments described under our credit agreements);

  •
  economic value-added (as determined by the Compensation Committee);

  •
  sales or revenue;

  •
  net income (either before or after taxes);

  •
  cash flow (including, but not limited to, operating cash flow and free cash flow);

  •
  return on capital;

  •
  return on invested capital;

  •
  return on stockholders' equity;

  •
  return on assets;

  •
  stockholder return;

  •
  return on sales;

  •
  gross or net profit margin;

  •
  productivity;

  •
  expense;

  •
  operating margin;

  •
  operating efficiency;

  •
  customer satisfaction;

  •
  working capital;

  •
  earnings per share;

  •
  price per share of Common Stock;

  •
  market share;

  •
  profits;

  •
  disposition or acquisition of assets;

  •
  cost savings;

  •
  regulatory body approval for commercialization of new products;

  •
  settlement of disputes;

  •
  funds from operations;

  •
  plant closings or start-ups;

  •
  sales penetration or new business awards; or

  •
  other objectively determinable strategic objectives;

any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group market performance indicators or indices.

        The Compensation Committee may, in its discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals. Such adjustments may include, but are not limited to, one or more of the following:

  •
  items related to a change in accounting principle;

  •
  items relating to financing activities;

  •
  expenses for restructuring or productivity initiatives;

  •
  other non-operating items;

  •
  items related to acquisitions;

  •
  items attributable to the business operations of any entity acquired by the Company during the performance period;

  •
  items related to the disposal of a business or segment of a business;

  •
  items related to discontinued operations that do not qualify as a segment of a business under applicable accounting principles;

  •
  items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period;

  •
  any other items of significant income or expense which are determined to be appropriate adjustments;

  •
  items relating to unusual or extraordinary corporate transactions, events or developments;

  •
  items related to amortization of acquired intangible assets;

  •
  items that are outside the scope of the Company's core, on-going business activities;

  •
  commercial vehicle industry build rates; or

  •
  items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

All such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

Performance Periods

        The Plan allows the Compensation Committee to set performance goals to be achieved and bonuses earned over 1, 2 or 3 year periods.

Award Determinations

        By no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period) and while the performance relating to the performance goal remains substantially uncertain within the meaning of Section 162(m) of the Code, the Compensation Committee will establish a performance period and the performance goal for such performance period based on one or more of the Performance Criteria set forth above, including any adjustments permitted, and shall adopt targeted awards for Participants for such performance period.

        The Compensation Committee may, pursuant to its discretion, reduce or eliminate any or all of the targeted awards and set additional conditions and terms of payment of awards, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. The Compensation Committee has no discretion to increase the amount of a Participant's targeted award.

        All awards will be determined by the Compensation Committee and will be paid in cash, or may at the participant's election be paid in Common Stock; provided, however, that no awards will be paid unless and until the Compensation Committee makes a certification in writing with respect to the attainment of the performance goal as required by Section 162(m) of the Code.

        There are currently approximately 536 employees who would be eligible to receive awards under the Plan for 2009. The actual amount of future award payments under the Plan is not presently determinable because such amounts are dependent on the future attainment of to-be-determined performance goals. However, the Plan provides that the maximum award payable to any one individual under the Plan is 200% of such individual's base salary. For sake of illustration, if the Plan is in effect for the period January 1, 2009 through December 31, 2009, based on attainment of performance goals set under the AICP, the target award the Participants could receive is as follows:

Name and Position	Dollar Value ($)
William M. Lasky(1)	$0
David K. Armstrong	$210,096
Terrence J. Keating(2)	$0
Edward Gulda	$180,000
Richard Schomer	$150,000
Executive Officer Group(3)	$794,774
Non-Executive Director Group(1)	$0
Non-Executive Officer Employee Group	$7,248,178

    (1)
    Not eligible to participate in the Plan.

    (2)
    Mr. Keating is no longer employed by the Company.

    (3)
    Includes Company Senior Vice Presidents and above.

Further, based upon the attainment of the 2009 threshold and maximum performance goals, the total estimated payments under the 2009 plan would be $2,412,886 and $14,447,314, respectively.

Other Compensation

        The Plan is not exclusive. The Company may and does pay cash, other awards and other compensation to certain officers under other authority of the Board or applicable law. In the event that the Company's shareholders do not approve the Plan, the Plan will not become effective and no Participant will receive any awards under the Plan in 2010 or subsequent years. Participants remain eligible to receive bonuses under the AICP for 2009.

Vote Required; Recommendation of the Board

        The affirmative vote of a majority of the votes cast on this proposal is required for approval of the Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN AND ITS PERFORMANCE GOALS.

 OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to the Company's executive officers, directors and 10% stockholders were complied with during the fiscal year ended December 31, 2008.

Share Ownership by Principal Stockholders and Management

        The following table sets forth the beneficial ownership of Series A Preferred Stock and Common Stock as of March 12, 2009, by:

  •
  all person known to the Company to be the beneficial owners of the Company's Series A Preferred Stock;

  •
  all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock;

  •
  each of the officers named in the Summary Compensation Table (the "Named Executive Officers" or "NEOs"), other than Messrs. Holt, Keating, and Murphy, who are no longer employed by the Company;

  •
  each director and director nominee; and

  •
  all directors and executive officers as a group.

        A total of 36,323,698 shares of Common Stock were issued and 36,184,053 shares were outstanding as of March 12, 2009. Unless otherwise indicated, the address for each listed beneficial owner is c/o Accuride Corporation, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

Name and Address	Class of Stock	Shares Beneficially Owned	Approximate Percent Owned(1)
Holder of Series A Preferred Stock:
Entities affiliated with SCSF Equities, LLC(2) c/o SCSF Equities LLC 5200 Town Center Circle, Suite 600 Boca Raton, FL 33486	Series A Preferred Stock	1	100%
5% Holders of Common Stock:
Entities affiliated with SCSF Equities, LLC(2) c/o SCSF Equities LLC 5200 Town Center Circle, Suite 600 Boca Raton, FL 33486	Common Stock	15,560,453	32.2%
Entities affiliated with FMR LLC(3) 82 Devonshire Street Boston, MA 02109	Common Stock	4,273,126	11.8%
Entities affiliated with Trimaran Investments II, L.L.C.(4) c/o Trimaran Capital Partners 622 Third Avenue, 35th Floor New York, NY 10017	Common Stock	3,533,355	9.7%
Entities affiliated with Tinicum Capital Partners II, L.P.(5) c/o Tinicum Capital Partners II, L.P. 800 Third Avenue, 40th Floor New York, NY 10022	Common Stock	3,079,500	8.5%
Entities affiliated with T. Rowe Price Associates, Inc.(6) c/o T. Rowe Price Associates 100 East Pratt St. Baltimore, MD 21202	Common Stock	2,291,000	6.3%
Directors & Named Executive Officers:
Mark D. Dalton(7)	Common Stock	15,844	*
John D. Durrett, Jr.(8)	Common Stock	98,237	*
Donald T. Johnson, Jr.(9)	Common Stock	307,500	*
William M. Lasky(10)	Common Stock	356,684	1.0%
Donald C. Mueller(11)	Common Stock	0	*
Jason H. Neimark(11)	Common Stock	0	*
Charles E. Mitchell Rentschler(12)	Common Stock	132,500	*
Donald C. Roof(13)	Common Stock	52,500	*
Thomas V. Taylor, Jr.(11)	Common Stock	0	*
Brian J. Urbanek(11)	Common Stock	0	*
Douglas C. Werking(11)	Common Stock	0	*
David K. Armstrong(14)	Common Stock	93,654	*
Edward J. Gulda	Common Stock	1,462	*
Richard F. Schomer	Common Stock	2,977	*
All current directors and executive officers as a group (16 persons)(15)	Common Stock	1,106,599	3.06%

*
Less than 1%.

(1)
Based on 36,184,053 shares of Common Stock outstanding as of March 12, 2009.

(2)
Based solely on Schedule 13D/A filed with the SEC on February 18, 2009, by SCSF Equities, LLC ("SCSF Equities"); Sun Accuride Debt Investments, LLC, a Delaware limited liability company; Sun Capital Partners V, L.P., a Cayman Islands limited partnership; SCSF Debt Investments, LLC, a Delaware limited liability company; SCSF III Debt Investments, LP, a Delaware limited partnership; Sun Capital Partners V, Ltd., a Cayman Islands corporation; Sun Advisors V, L.P., a Cayman Islands limited partnership; Sun Capital Securities, LLC, a Delaware limited liability company; Sun Capital Securities Advisors, LP, a Delaware limited partnership; Sun Capital Securities Fund, LP, a Delaware limited partnership; Sun Capital Securities Offshore Fund, Ltd., a Cayman Islands corporation; Sun Capital Securities III, LLC, a Delaware limited liability company; Marc J. Leder and Rodger R. Krouse. The 15,560,453 shares of Common Stock includes 12,061,351 shares of Common Stock issuable under the Warrant held by Sun Capital and 3,499,102 shares of Common Stock held by SCSF Equities. The number of shares of Common Stock issuable upon exercise of the Warrant is determined as of March 12, 2009; as of that date, there were 48,385,049 shares of Common Stock outstanding on a fully diluted basis (as defined in the Warrant).

(3)
Based solely on the last relevant Schedule 13G filed with the SEC on January 10, 2008 by FMR LLC and Edward C. Johnson 3d. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,651,526 shares of the 4,273,126 shares listed as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, each has the sole power to dispose of the shares, however, neither Mr. Johnson nor FMR LLC has the sole power to vote or direct the voting of the shares, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. Pyramis Global Advisors, LLC ("PGALLC"), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 255,000 shares of the 4,273,126 shares listed. Edward C. Johson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over, and sole power to vote or to direct the voting of 255,000 shares owned by the institutional accounts or funds advised by PGALLC as reported in the preceding sentence. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 360,741 shares of the 4,273,126 shares listed as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over, and sole power to vote or to direct the voting of 360,741 shares owned by the institutional accounts managed by PGATC as reported in the preceding sentence. Fidelity International Limited ("FIL"), a qualified institution under Section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 5,859 shares of the 4,273,126 shares listed. FMR LLC and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of the securities "beneficially owned" by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC filed the Schedule 13G on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis.

(4)
Shares beneficially held by entities affiliated with Trimaran Investments II, L.L.C. were acquired in the TTI merger and are held by the following entities: Trimaran Fund II, L.L.C holds 1,241,020 shares; Trimaran Capital, L.L.C. holds 80,134 shares; Trimaran Parallel Fund II, L.P. holds 522,502 shares, CIBC Employee Private Equity Fund (Trimaran) Partners holds 808,090 shares; and CIBC Capital Corporation holds 881,609 shares. Jay R. Bloom, Andrew R. Heyer and Dean C. Kehler are managing members of Trimaran Investments II, L.L.C., the managing member of Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC Capital Corporation. As a result, Messrs. Bloom, Heyer and Kehler may be deemed to beneficially own all of the shares of Common Stock held directly or indirectly by these entities. Messrs. Bloom, Heyer and Kehler have investment and voting power with respect to shares owned by these entities but disclaim beneficial ownership of such shares except with respect to approximately 26,712, 26,711 and 26,711, respectively, of the shares owned by Trimaran Capital, L.L.C.

(5)
Based solely on Schedule 13G filed with the SEC on February 13, 2009 by Tinicum Capital Partners II, L.P., a Delaware limited partnership ("TCP II"). Of the 3,079,500 shares held by entities affiliated with TCP II, TCP II may be deemed to be the beneficial owner of 3,063,560 shares, Tinicum Capital Partners II Parallel Fund, L.P., a Delaware limited partnership ("TCP Parallel") may be deemed to be the beneficial owner of 15,940 shares, Tinicum Lantern II, L.L.C., a Delaware limited liability company ("Tinicum Lantern") may be deemed to be the beneficial owner of 3,079,500 shares, Terence M. O'Toole may be deemed to be the beneficial owner of 3,079,500 shares, and Eric M. Ruttenberg may be deemed to be the beneficial owner of 3,079,500 shares. Each of Tinicum Lantern, Mr. Ruttenberg and Mr. O'Toole disclaims any beneficial ownership of any of the shares. Tinicum Lantern, the General Partner of TCP II and Tinicum Parallel, is a limited liability company organized under the laws of the state of Delaware. Each of Eric M. Ruttenberg and Terence M. O'Toole is a co-managing member of Tinicum Lantern, and in that capacity directs its operations.

(6)
Based solely on Schedule 13G filed with the SEC on February 13, 2009 by T. Rowe Price Associates, Inc., which expressly declares that the filing of the Schedule 13G shall not be construed as an admission that it is, for the purposes of Section 13(d) of the Exchange Act, the beneficial owner of any securities listed in the Schedule 13G.

(7)
Mr. Dalton's beneficial ownership includes 8,334 shares issuable pursuant to an option exercisable at $9.00 per share and 2,500 restricted stock units that will vest on March 31, 2009.

(8)
Mr. Durrett's beneficial ownership includes 2,500 restricted stock units that will vest on March 31, 2009 and 5,000 shares deferred under the Director Deferred Compensation Plan, which will be delivered to Mr. Durrett in three equal installments annually commencing on January 1 following the date Mr. Durrrett's service to the Company ceases.

(9)
Mr. Johnson's beneficial ownership includes 16,666 shares issuable pursuant to an option exercisable at $10.53 per share, 2,500 restricted stock units that will vest on March 31, 2009, and 3,750 shares deferred under the Director Deferred Compensation Plan, which will be delivered to Mr. Johnson in two equal installments annually commencing on January 1 following the date Mr. Johnson's service to the Company ceases.

(10)
Mr. Lasky's beneficial ownership includes 2,500 restricted stock units that will vest on March 31, 2009.

(11)
Messrs. Mueller, Neimark, Taylor, Urbanek and Werking are employees of Sun Capital. Messrs. Mueller, Neimark, Taylor, Urbanek and Werking are not the beneficial owners of the stock held by Sun Capital, as reflected in this table under "Entities affiliated with SCSF Equities, LLC."

(12)
Mr. Rentschler's beneficial ownership includes 25,000 shares issuable pursuant to an option exercisable at $9.00 per share and 2,500 restricted stock units that will vest on March 31, 2009.

(13)
Mr. Roof's beneficial ownership includes 25,000 shares issuable pursuant to an option exercisable at $9.00 per share and 2,500 restricted stock units that will vest on March 31, 2009.

(14)
Mr. Armstrong's beneficial ownership includes 2,955 shares issuable pursuant to an option exercisable at $2.962 per share and 35,091 shares issuable pursuant to an option exercisable at $9.00 per share.

(15)
Shares of Common Stock issuable upon the exercise of fully exercisable options and the vesting of restricted stock units within the next sixty (60) days. The total number of shares listed does not double count the shares that may be beneficially attributable to more than one person.

 EXECUTIVE OFFICERS

        Set forth below is information concerning our executive officers as of March 18, 2009. Information regarding our directors is set forth in "Proposal No. One—Election of Directors," presented earlier in this Proxy Statement.

Name	Age	Position(s)
William M. Lasky	61	Chairman, Interim President and Chief Executive Officer
David K. Armstrong	52	Senior Vice President/Chief Financial Officer and Corporate Secretary (through mid-April 2009)
Edward J. Gulda	63	Senior Vice President/Components Operations
James T. Maniatis	59	Senior Vice President/Human Resources
Richard F. Schomer	53	Senior Vice President/Marketing and Sales
James H. Woodward, Jr.	56	Interim Senior Vice President/Chief Financial Officer (from March 16, 2009)
Leigh A. Wright	51	Senior Vice President/Accuride Wheels

        The principal occupations and positions for at least the past five years of the executive officers named above are as follows:

        William M. Lasky.    Please see Mr. Lasky's biography set forth in "Proposal No. One—Election of Directors," presented earlier in this Proxy Statement.

        David K. Armstrong has served as Senior Vice President/Chief Financial Officer ("CFO") and Corporate Secretary of the Company since January 2007. On March 9, 2009, Mr. Armstrong announced his plans to depart the Company to accept a three-year overseas assignment with The Church of Jesus Christ of Latter-day Saints in Lima, Peru, effective mid-April 2009. From January 2007 through February 2008, Mr. Armstrong also held the title of General Counsel. Mr. Armstrong previously served as Senior Vice President/Finance, General Counsel and Corporate Secretary of the Company from February 2006 through December 2006 and as Senior Vice President/General Counsel and Corporate Secretary for the Company from October 1998 to January 2006. Mr. Armstrong holds a B.S. and MAcc in Accounting and a J.D., all from Brigham Young University, and is a Certified Public Accountant.

        Edward J. Gulda has served as the Company's Senior Vice President/Components Operations since December 2007. Prior to joining the Company, Mr. Gulda served as Principal for Kinnick Group LLC from 1998 to December 2007. He served as Chairman and Chief Executive Officer of Peregrine Incorporated from 1997 to 1998. Mr. Gulda also served as Chief Executive Officer of Kelsey Hayes from 1995 to 1996 as well as other senior management positions with Kelsey Hayes from 1989 to 1996, and was President and Chief Operating Officer of Dayton Walter from 1988 to 1989. Mr. Gulda holds a B.S.E. and an M.B.A. from the University of Michigan.

        James T. Maniatis has served as Senior Vice President/Human Resources since October 2008. Mr. Maniatis previously served as Vice President/Human Resources from February to October 2008. Prior to joining the Company, Mr. Maniatis served as Vice President Human Resources for Cooper Lighting from 1997 to March 2007 and served in various other capacities for Cooper Industries from April 2007 through January 2008. Prior to that, he served as Vice President Human Resources for Varity Kelsey-Hayes from 1992 to 1997 and has also held senior human resource positions with RJR Nabisco. Mr. Maniatis received a B.B.A. from Loyola University.

        Richard F. Schomer has served as Senior Vice President/Marketing and Sales since August 2007. Prior to joining the Company, since August 2000, Mr. Schomer served as a Principal at MR3 LLP, a business consulting firm he established, where he advised new enterprises in market development, product development, and quality and production improvement. Prior to that, Mr. Schomer served in various executive positions at AutoLign Manufacturing Group, Peregrine Incorporated, Lucas Varity

(now TRW) and Freudenberg—NOK. Mr. Schomer received a B.S. from Defiance College, where he majored in business management.

        James H. Woodward, Jr. has served as the Company's Interim Senior Vice President/Chief Financial Officer since March 16, 2009. Mr. Woodward has more than thirty (30) years experience in corporate finance and currently serves as an Independent Director on the board of Altra Holdings, Inc. From January 2007 through February 2008, Mr. Woodward served as the Executive Vice President, Chief Financial Officer and Treasurer of Joy Global, Inc. Prior to joining Joy Global, Inc., Mr. Woodward worked as the Executive Vice President and Chief Financial Officer for JLG Industries, Inc. from 2002 through 2006 and served as Senior Vice President and Chief Financial Officer from 2000 through 2002. Mr. Woodward served nineteen years at Dana Corporation, from 1982 through 2000, working in a variety of management positions in the finance department, including Vice President and Corporate Controller from 1997 through 2000. He also previously worked in finance and auditing positions with Household International, Inc. and Touche Ross & Company from 1978 through 1982 and 1975 through 1978, respectively. Mr. Woodward received his Bachelor's Degree in Accounting from Michigan State University and completed Dana management programs through Bowling Green University, Dana University, and the University of Michigan.

        Leigh A. Wright has served as the Company's Senior Vice President/Accuride Wheels since December 2007. Mr. Wright served as Vice President of Steel Wheels from May 2006 to December 2007 and as Director Operations—London from March 2004 to May 2006. Prior to joining the Company, Mr. Wright served as President of Office Specialty, a Toronto-based manufacturer of premium storage and seating products, from 2001 to 2003 and as Vice President and General Manager of ArvinMeritor Ride Control Products from 1996 to 2001. Mr. Wright holds an M.B.A. from the Richard Ivey School of Business at the University of Western Ontario, a C.I.M. from McMaster University, and a Manufacturing Engineering Technologist diploma from Fanshawe College in London, Ontario.

 EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion and analysis of compensation arrangements of our NEOs for 2008 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

        In 2008, our NEOs, were:

William M. Lasky	Interim President and Chief Executive Officer (from 9/23/08)
Terrence J. Keating	Chairman (through 12/31/08)
John R. Murphy	President and Chief Executive Officer (through 9/22/08)
David K. Armstrong	Senior Vice President/Chief Financial Officer
Edward J. Gulda	Senior Vice President/Components Operations
Richard F. Schomer	Senior Vice President/Marketing and Sales
Steven J. Holt	Senior Vice President/Strategy Growth & Technology (through 9/22/08)

Compensation Objectives

        Our objectives in establishing compensation for executive officers, including our NEOs, are as follows:

  •
  Attract and retain individuals of superior ability and leadership talent;

  •
  Ensure senior officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

  •
  Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

  •
  Enhance the officers' incentive to increase our stock price and maximize stockholder value by providing compensation opportunities in the form of equity.

        Except with respect to William M. Lasky, our Interim President and CEO, and Mr. Keating, our former Chairman, whose compensation will be discussed below, our compensation program consists of a fixed base salary and variable cash and stock-based incentive awards. This mix of compensation is intended to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures. Total compensation is allocated between cash and equity compensation based on benchmarking to market consensus compensation levels and a peer group, discussed below. In addition, we consider the balance between providing short-term incentives and long-term equity compensation.

        In 2006 the Compensation Committee commissioned the design of and implemented an annual systematic equity award granting program within the existing structure of our 2005 Incentive Award Plan. This program was intended to improve the motivation and retention value of our long-term incentives and provide competitive equity opportunities relative to our industry segment and general industry as a whole. Based upon the results of that study, an executive officer's total compensation package is comprised of a base salary, an annual performance-based cash incentive program and a long-term incentive program ("LTIP") under our existing 2005 Incentive Award Plan, consisting of annual grants of RSUs and stock-settled stock appreciation rights ("SARs"). As a result, our senior executive management team members typically have a substantial portion of their potential compensation tied to performance- and incentive-based programs based on the financial performance of the Company.

        With respect to the compensation of Mr. Lasky, who in addition to continuing to serve as a member of our Board agreed to serve as our Interim President and CEO upon the departure of John R. Murphy, our former President and CEO, the Compensation Committee sought to compensate Mr. Lasky appropriately for taking on such additional responsibilities under challenging circumstances, while taking into consideration the marketplace consensus compensation data for CEOs at our peer companies as determined in the Pearl Meyer & Partners analysis performed in late-2007 (as discussed below). As a result, Mr. Lasky and the Company agreed that Mr. Lasky will receive annual compensation of $800,000, plus cash equal to the retainer and other cash fees (except meeting fees) paid to the Company's non-employee directors and upon the same terms and conditions (currently $85,000 per annum), as well as an annual equity grant equal to the equity grants issued annually to the Company's non-employee directors (currently 10,000 RSUs which vest over one year). In addition, concurrently with his appointment, the Compensation Committee granted Mr. Lasky 250,000 shares of restricted common stock of the Company, which shall vest, only if Mr. Lasky remains Interim President and CEO of the Company, on the earliest of (i) six months after the grant date, (ii) the date on which the Board shall appoint a new President and CEO of the Company or (iii) the date on which a change of control of the Company occurs. Mr. Lasky does not participate in the Company's annual cash-based short-term performance incentive program (see the discussion below regarding our AICP) or in the LTIP. As Mr. Lasky's service is intended to be temporary, the Company agreed to pay for travel, lodging, meals and other incidental expenses incurred by Mr. Lasky while he was away from his home and at the Company's headquarters. The Company views these expenses as necessary in order to secure Mr. Lasky's services as its Interim President and CEO, but would not expect to continue reimbursement of such expenses for any individual hired as our permanent President and CEO. See "Compensation of Named Executive Officers—Summary Compensation Table—2008," below.

        In connection with his planned retirement at the end of 2008, Mr. Keating and the Company entered into an employment agreement, which provided a base pay of $126,863 for 2008 and a total payment of $560,000 as consideration for his agreement not to compete or solicit customers or employees for up to 36 months following his termination as an employee or 12 months following his leaving the Board, which ever is longer. Mr. Keating also received benefits commensurate with our other senior executives, except that Mr. Keating was not eligible to participate in the Company's AICP or executive life insurance program, or receive payments under the Company's Retirement Allowance Policy. Mr. Keating retired as our Chairman on December 31, 2008 and resigned from our Board on January 20, 2009.

Determination of Compensation and Awards

        The Compensation Committee has the primary authority to determine and recommend the compensation paid to the Company's executive officers. In 2006, the Compensation Committee retained the services of a compensation consultant, Pearl Meyer & Partners, to assist it in determining the key elements of our compensation programs. In late-2007, the Compensation Committee again retained Pearl Meyer & Partners to assist in analyzing key executive management compensation, which included a comparison of that compensation to similarly situated executives at comparable companies. In late-2008, the Company's compensation consultant Hewitt Associates ("Hewitt") assisted the Compensation Committee in analyzing key executive management compensation by providing an updated analysis of compensation to similarly situated executives at comparable companies. The Compensation Committee will periodically review and revise the previous compensation analyses so that it may keep informed about emerging compensation design, as well as competitive trends and issues.

        Pearl Meyer & Partners did not earn fees from us other than those related to services performed for the Compensation Committee and those related to assisting the Company in preparing certain of the compensation related disclosures included in our 2008 proxy statement. Hewitt earned fees from the Company by assisting with various human resources matters, including benefit and pension plan testing and actuarial analyses, compensation and benefits analysis, proxy disclosure matters, and other consulting services; the Compensation Committee is, however, satisfied that Hewitt will provide independent advice regarding executive compensation. The compensation consultants provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers, as well as feedback on certain portions of the Company's compensation related disclosure.

        To aid the Compensation Committee in setting compensation, our CEO provides recommendations annually to the Compensation Committee regarding the compensation for all executive officers, but does not actually set any NEO's compensation. Each member of our senior executive management team, in turn, participates in an annual performance review with the CEO and provides input about his or her contributions to our success for the relevant period. The Compensation Committee reviews the performance of each senior executive officer annually. The CEO participates in such annual performance review with the Compensation Committee.

Compensation Benchmarking and Peer Group

        As discussed above, through the information and analysis provided by the compensation consultants, the Compensation Committee compares base salary structures and annual incentive compensation to our market sector and industry in general. This approach ensures that our compensation remains competitive in our market and relative to our industry peers. In determining the level of compensation provided to our executive officers, the Compensation Committee evaluated consensus marketplace executive compensation levels for base salary, total cash compensation (base salary plus short-term incentives), and total direct compensation (total cash compensation plus long-term incentives, including stock option awards valued using the Black-Scholes model). The 2008 marketplace consensus compensation data for our CFO, and our business unit leaders was determined using strictly the peer group data. For other executive positions, both published survey data and the Company's peer group data were used. Published survey data included companies with revenues ranging from $590 million to $6.5 billion, and was gathered from two surveys: manufacturing and auto/vehicle manufacturing industry data from Hewitt's Total Compensation Measurement™ (Manufacturing) survey and Mercer's 2008—US—US Executive Compensation Survey (General Industry). Our peer group consists of the following 15 leading suppliers in the transportation sector:

American Axle & Manufacturing CLARCOR, Inc. Dura Automotive Systems, Inc. Shiloh Industries,Inc. Superior Industries International, Inc.	ArvinMeritor, Inc. Commercial Vehicle Group, Inc. Hayes Lemmerz International, Inc. Standard Motor Products, Inc. Titan International, Inc.	Carlisle Companies, Inc. Donaldson Company, Inc. Modine Manufacturing Company Stoneridge, Inc. Wabash National Corporation

        We typically target the aggregate value of our total compensation at approximately the median level of market consensus compensation for most executive officer positions. However, we strongly believe in retaining the best talent among our senior executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in our best interests to negotiate total compensation packages with senior executive management that may deviate from the general principle of targeting total compensation at the median level of market consensus compensation. Equity grant guidelines have historically been set by job level, using market survey data and current guidelines to determine the appropriate annual grant levels for the upcoming year. While target compensation is generally set near the market median, performance results in actual payout levels that may be above or below the market median.

        Our 2008 review indicated that we are providing annual cash compensation and long-term incentives that are generally comparable to the median of market consensus compensation, and that the design of base and incentive annual cash compensation appropriately provides market compensation to our executive officers.

Base Compensation

        An NEO's base salary is based on his or her performance, as well as, comparable compensation of similar executives in surveys and our peer group. The Compensation Committee plans to continue to review base salary data from compensation research using survey data as well as actual salaries reported in the proxy statements of peer group companies. In addition to market positioning, each year base salaries may increase based upon the performance of the NEO as assessed by the Compensation Committee.

Performance-Based Compensation

        Our compensation programs are structured to reward executive officers based on our performance and the individual executive's contribution to that performance. This allows executive officers to receive incentive compensation in the event certain specified corporate performance measures are achieved. In determining the compensation awarded to each NEO based on performance, the Compensation Committee evaluates our performance and an executive's performance in a number of areas.

  Annual Performance-Based Incentive Cash Compensation

        Our AICP is a cash-based short-term performance incentive program. The Compensation Committee, with input from the senior executive team, establishes goals for the AICP program based on our past performance, expected industry trends and projected revenue and earnings targets. We have historically used bank adjusted EBITDA and free cash flow ("FCF"), which is defined as cash from operations less capital expenditures, of the Company ("Corporate EBITDA" and "Corporate FCF", respectively) as performance goals for determining AICP payments. In addition, we have generally included operating segment and sub-segment level EBITDA and adjusted cash flow ("ACF") metrics among the AICP metrics for our senior managers that lead such operating segments and sub-segments. We have also from time-to-time included additional metrics for various members of senior management in order to focus their efforts in achieving strategic corporate goals. In 2008, we included consolidated net income and consolidated revenue growth metrics as additional performance goals for determining AICP payments.

        Corporate EBITDA, Corporate FCF, Net Income and Revenue goals typically correspond with projected EBITDA, FCF, Net Income, and Revenue goals contained in our annual budget, which is established in December, based upon input from management and the Board, for the upcoming year. Operating segment and sub-segment level EBITDA and ACF metrics are typically established around the same time as the Corporate EBITDA and Corporate FCF goals.

        Final payment for each AICP component is determined based upon the actual results for such component, compared with certain pre-established threshold, target and maximum goals for that component. Threshold goals are typically established based on achievement of 90% of the budgeted targets, and maximum goals are typically set based on achievement of 110% of the budgeted targets. In 2008, however, the Company established budget targets that were more aggressive than they historically have been in order to incent stronger performance from management. As a result, threshold and maximum payout targets were set as varying percentages of budget. As has historically been the case, however, at the time the goals were set for 2008, it was more likely than not that the threshold goals would be satisfied.

        Subject to the discretion of the Compensation Committee and/or management, no payment for a particular AICP component is earned unless the threshold goal is achieved. There is no guaranteed minimum payout under the AICP, and, subject to the discretion of the Compensation Committee as outlined above, there is no AICP payment in the event that (i) the EBITDA results are below the threshold value, (ii) the Company is cited with a material weakness in its internal controls under Section 404 of the Sarbanes-Oxley Act or (iii) the Company violates its bank covenants. Proportional awards can also be earned for goal attainment levels between threshold and maximum performance target levels.

        The performance goals under the AICP may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance. Payments under the AICP are contingent upon continued employment, though pro rata payments will be paid in the event of retirement, job elimination due to restructuring, death or disability based on that year's actual performance relative to the targeted performance measures for each objective. The AICP is designed to provide annual cash incentives that the Compensation Committee believes are necessary to retain executive officers and reward them for short-term Company performance. It is further designed to intensify executive officers' focus on Company financial performance and value creation and on achieving Company goals through "at risk" compensation.

        The 2008 AICP structure for our senior executive management team (other than Messrs. Lasky and Keating) was:

Position	Threshold	Target	Maximum
	(% of base salary)	(% of base salary)	(% of base salary)
John R. Murphy—Former President/CEO	27%	93%	168%
Senior Vice Presidents	18%	63%	114%

        Threshold Corporate EBITDA, Corporate FCF, Consolidated Revenue Growth and Consolidated Net Income targets for 2008 were $100 million, $0, $990 million, and $0.5 million, respectively. Due to a variety of conditions, however, including, most significantly, the challenges presented by rapidly escalating commodity and raw material prices and the general economic and industry downturn in 2008, the Company did not achieve any of its AICP thresholds for 2008. Accordingly, no bonuses under our AICP were earned in 2008.

  Long-Term Incentive Plan

        As described earlier, in 2006 we established the LTIP under our 2005 Incentive Award Plan, which utilizes annual grants of SARs and RSUs. Under the LTIP, typically fifty percent (50%) of the grant value is expected to be delivered through stock-settled SARs and fifty percent (50%) through RSU awards. Like stock options, SARs are performance-based, rewarding participants only when value has been created through stock price appreciation. RSU awards are designed to align the recipient's interests with shareholders as well as to serve as a long-term retention tool. Vesting in such awards will generally be under an approximately three and one-half year back-loaded vesting schedule. SAR grants under the LTIP generally have a three and one-half year cliff vesting schedule, which may be accelerated based on the Company's financial performance. In particular, twenty five percent (25%) of the total SAR award may vest each year through the attainment of the same target bank adjusted EBITDA goal established for the AICP. RSU awards granted under our LTIP during 2006, 2007 and 2008 vest in annual installments of 10%, 20%, 30% and 40% over approximately a three and one-half year period on each December 1st following the date of grant.

        In 2008, the target bank adjusted EBITDA goal that would trigger accelerated vesting of a portion of outstanding SAR awards was $125 million. This goal was not achieved and therefore the portion of each outstanding SAR award that was eligible to vest on an accelerated basis will instead vest on the fourth December 31st following the date of the award.

        Notwithstanding the vesting procedures outlined above, SAR and RSU grants will vest pro rata, as specified in the award agreements, if the recipient's employment terminates due to death, disability, or qualified retirement (i.e., age 55 or over after having at least ten years of service, or over age 65 and other than by reason of termination for cause). Our RSU and SAR award agreements specify that unvested shares will vest upon a change in control.

        For the 2008 grants, the annual target LTIP values for our NEOs were:

Terrence J. Keating	$500,000
John R. Murphy	$850,000
David K. Armstrong	$350,160
Richard F. Schomer	$225,000
Edward J. Gulda	$300,000
Steven J. Holt	$225,000

        These long-term incentive targets, when considered in conjunction with current base salaries and short-term cash incentives under the AICP, provide a competitive total compensation opportunity for our executives. The actual value to be received by the executive will, of course, depend upon the value of our Common Stock at the time of vesting in the case of the RSUs, and at exercise in the case of the SARs.

Other Elements of Compensation and Perquisites

        NEOs are also eligible to participate in various employee benefit plans which we provide to all employees and executives in general. Additionally, the executives also receive certain fringe benefits and perquisites, which are more fully described in the narrative to the Summary Compensation Table. These employee benefits and perquisites are used by the Company to provide additional compensation to executives as a means to attract and retain executives.

Compensation Recovery Policy

        We maintain a clawback policy relating to LTIP performance awards. Under the clawback provisions specified in our award agreements, LTIP award holders will forfeit any unvested SARs and/or RSUs, as applicable, if they violate any non-compete or non-solicitation covenants they may have. In addition, if he or she violates such covenants within 24 months after he or she received stock in settlement of any SARs and/or RSUs, he or she must repay an amount equal to the sum of (a) the gross sales proceeds of any such stock that was previously sold plus (b) the closing market price per share of the stock on the date it was distributed to him or her for any share of stock which has not been sold. These provisions serve to ensure that executive officers act in our best interest and that of our stockholders even after termination of employment.

Policies with Respect to Equity Compensation Awards

        The exercise price of all stock options and SARs is based on the fair market value of our Common Stock on the date of grant. Under the 2005 Incentive Award Plan, fair market value is defined as the closing price for our Common Stock on the grant date. We do not have a policy of granting equity-based awards at any other price.

        Equity awards are typically made under the compensation programs discussed above at regularly scheduled meetings of the Compensation Committee. The Company currently intends to make annual LTIP grants at the Board meeting held in conjunction with our annual meeting of stockholders. The effective date for equity grants is usually the date of such meeting. The Compensation Committee also makes grants of equity incentive awards in its discretion, including in connection with the hiring of new executives or upon promotion. In such case the effective date of such grants may be in the future.

Stock Ownership Guidelines

        As a further method of aligning director and executive interest with that of the shareholder, we have established stock ownership guidelines for our directors and senior executives. Under the stock ownership guidelines, each director and senior executive officer is expected to hold Common Stock that has a fair market value of a multiple of his or her base annual retainer (for directors) or salary (for senior executives) by December 31, 2011 or five years from his or her first grant of stock, whichever is later. These stock ownership guidelines are as follows:

Executive	Ownership Multiple
Directors	3.0 times
CEO	4.0 times
Senior VPs	2.0 times

Policy Regarding Tax Deductibility of Compensation

        Within its performance-based compensation program, the Company aims to compensate the senior executive management team in a manner that is tax effective for the Company. Currently, all annual compensation is intended to be deductible under Section 162(m) of the Code. SARs are performance based and also deductible under Section 162(m). However, RSUs are not performance based and therefore may not be deductible under Section 162(m). In the future, the Compensation Committee may determine that it is appropriate to pay compensation which is not deductible.

 COMPENSATION COMMITTEE REPORT

        The following is the report of the Compensation Committee. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor subject to Regulation 14A or 14C, other than as provided in Item 407(e)(5) of Regulations S-K, promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Review with Management

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.

Conclusion

        Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and this Proxy Statement on Schedule 14A for the year ended December 31, 2008 for filing with SEC.

By the Members of the Compensation Committee
Donald T. Johnson, Jr., Chairman John D. Durrett, Jr. Charles E. Mitchell Rentschler

 COMPENSATION OF NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE—2008

        The following table summarizes the annual compensation for fiscal years 2008 (for those officers that were NEOs in 2008), 2007, and 2006 paid to or earned by our CEO, CFO, the three other most highly-compensated executive officers of the Company who were serving as executive officers at the end of fiscal year 2008, our former CEO and President, John R. Murphy, whose employment with us ended in September 2008, and our former Senior Vice President/Strategy, Growth & Technology, Steven J. Holt, whose employment with us also ended in September 2008 (collectively, the "Named Executive Officers" or "NEOs"):

	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)		Total
William M. Lasky(5)	2008	$231,873	$246,250	—	—	—	$32,026	(6)	$493,694
(CEO and President)
Terrence J. Keating	2008	$210,196	$137,628	$322,312	—	$50,858	$571,691		$1,292,685
(Chairman and former CEO)	2007	$630,360	$326,036	$194,598	$580,940	$23,212	$312,791		$2,067,937
	2006	$606,120	$42,191	$192,900	$563,692	$24,622	$311,154		$1,740,679
John R. Murphy	2008	$460,136	$8,136	$193,076	—	$50,550	$743,215		$1,455,112
(Former CEO and President)	2007	$564,013	$213,071	$134,815	$447,352	$22,228	$269,027		$1,650,506
	2006	$510,120	$24,817	$144,926	$474,412	$23,983	$244,917		$1,423,175
David K. Armstrong	2008	$350,160	$156,523	$125,003	—	$8,751	$123,136		$763,573
(Senior VP / CFO)	2007	$350,160	$122,167	$83,063	$215,138	$11,822	$116,888		$899,238
	2006	$325,140	$14,886	$92,203	$241,904	$16,830	$129,116		$820,079
Edward J. Gulda	2008	$300,000	$42,571	$25,000	—	—	$107,202		$474,773
(Senior VP / Component Operations)
Steven J. Holt	2008	$170,538	$(33,163)	$(11,175)	—	$47,289	$273,179		$446,668
(Former Senior VP / Strategy, Growth & Technology)	2007	$209,617	$53,135	$22,864	$130,934	$4,062	$31,039		$451,651
Richard F. Schomer	2008	$225,000	$73,495	$30,028	—	—	$93,752		$422,275
(Senior VP / Marketing and Sales)

(1)
Reflects the aggregate expense recognized for financial statement reporting purposes, in accordance with SFAS No. 123(R), Share-Based Payment, for stock awards granted during 2006-2008. There were no stock awards granted prior to 2006. The stock awards (RSUs) granted under our LTIP during 2006-2008 vest in annual installments of 10%, 20%, 30%, and 40% over an approximately three and one-half year-period on each December 1st following the date of grant. We amortize the expense for the grant date fair value of the stock awards over the vesting period using the graded method. For Mr. Lasky, his grant during 2008 represented an award of 250,000 restricted stock shares that will vest on the earliest of (i) six months after the grant date, (ii) the date on which the Board shall appoint a new President and CEO of the Company or (iii) the date on which a change of control of the Company occurs.

(2)
Reflects the aggregate expense recognized for financial statement reporting purposes for stock option and SAR awards, disregarding forfeitures related to vesting conditions, in accordance with SFAS No. 123(R), Share-Based Payment. No stock option awards were granted during 2008 to a NEO. We amortize the expense for the grant date fair value of the stock option awards over the vesting period using the graded method.

In determining the estimated fair value of our share-based awards as of the grant date, we used the Black-Scholes option-pricing model. The assumptions underlying our model are described in the notes to our consolidated financial statements (Note 10—Stock-Based Compensation Plans), which are incorporated into our Form 10-K for fiscal year 2008, filed with the SEC on March 13, 2009.

(3)
Reflects AICP amounts earned in the year reported and subsequently paid in the first quarter of the following year.

(4)
All Other Compensation for the year ended December 31, 2008, includes payments made under our Executive Retirement Allowance Policy (including tax gross-up), premiums under our Executive Life Insurance Policy (including tax gross-up), financial planning fees (including tax gross-up), payments for health services under our Executive Health Care program, payments made pursuant to our Annual Profit Sharing program, company matches to 401(k) contributions and various gifts and awards. All Other Compensation for Mr. Murphy and Mr. Holt includes severance payments of $625,000 and $225,000, respectively. All Other Compensation for Mr. Keating includes non-compete payments of $560,000. Other perquisites that exceed $25,000 or ten-percent of the total perquisites' value and tax gross-up payments for 2008 are as follows:

	Executive Retirement Allowance Policy	Gross-up of Executive Retirement Allowance Policy	ELIP Premiums	Gross-up of ELIP Premiums	Gross-up of Financial Planning Fees	Gross-up of Personal Excess Insurance Premium	Relocation Expenses	Gross-up of Relocation Expenses	401(k) Company Match and Profit Sharing
William M. Lasky	$272	$184	—	—	—	—	—	—	$3,543
Terrence J. Keating	—	—	—	—	—	$675	—	—	$4,906
John R. Murphy	$11,865	$8,026	$43,750	$21,875	$11,409	$675	—	—	$5,750
David K. Armstrong	$34,208	$23,625	$24,511	$12,256	$9,241	$692	—	—	$5,750
Edward J. Gulda	$10,150	$7,001	$21,000	$10,500	$2,972	$345	$31,000	$3,524	$4,313
Steven J. Holt	—	—	$15,750	$7,875	$9,057	$338	—	—	$3,984
Richard F. Schomer	$3,286	$2,270	$15,750	$7,875	$9,241	$346	$21,965	$12,075	$3,375
(5)
As reflected in the Director Compensation Table, Mr. Lasky also received $49,484 in fees for his service as a director prior to assuming the President and CEO position on September 22, 2008.

(6)
Includes $16,455, which is the approximate aggregate cost to the Company of Mr. Lasky's travel, lodging, meals and other incidental expenses incurred as a result of Mr. Lasky's travel between his permanent home and the Company headquarters in support of Mr. Lasky performing his duties as the Company's interim President and CEO at the Company headquarters. While the Company believes that Mr. Lasky's presence in person at the Company's headquarters is essential for the performance of his duties and is in the best interests of the Company, in accordance with the definition of perquisites contained in Item 402 of Regulation S-K, we have included these incremental costs as a perquisite to Mr. Lasky.

  Narrative to Summary Compensation Table:

        A description of various employee benefit plans and fringe benefits available to our NEOs and certain other employees are described below.

  Stock Option Grants

        Prior to our IPO we made stock option grants from time to time. At the time of our IPO in 2005, we issued a number of stock option awards to our directors and senior executives, as well as other employees under our 2005 Incentive Award Plan. These IPO grants were divided equally between time-based vesting awards and time- and performance-based vesting awards, with the latter being forfeited in the event we do not achieve predetermined annual bank adjusted EBITDA targets. In 2008, the bank adjusted EBITDA target of $100 million was not achieved, and the remaining portion of performance-based vesting stock option awards did not vest and were accordingly forfeited. Subsequent to the IPO, we periodically issued discretionary stock option awards to newly hired employees and upon promotions. These grants typically had a four-year vesting schedule and were awarded to align the executive's interest with those of the stockholder by incenting the creation of additional stockholder value through stock price appreciation and acting as a long-term retention tool.

  Defined Contribution Plans

        We have a Section 401(k) Savings/Retirement Plan (the "401(k) Plan") which covers all of our eligible employees. Participants in the 401(k) Plan receive matching contributions in an amount equal to fifty cents for each dollar they contribute, up to a maximum of 5% of the participant's annual salary and subject to certain IRS limits. Matching contributions to 401(k) Plan participants become vested after one year of employment. Employees are eligible to participate in the 401(k) Plan in the first payroll period after thirty days of employment.

  Defined Benefit Plans

        The Accuride Retirement Plan ("Retirement Plan") covers certain employees who began employment prior to January 1, 2006. Under the Retirement Plan, each participant has a "cash balance account" which is established for bookkeeping purposes only. Each year, each participant's cash balance account is credited with a percentage of the participant's earnings (as defined in the Retirement Plan). The percentage ranges from 2% to 11.5%, depending on the participant's age, years of service, and date of participation in the Retirement Plan. If a participant has excess earnings above the Social Security taxable wage base, then an additional 2% of the excess earnings amount is credited to the participant's account. Participants' accounts also are credited with interest each year, based upon the rates payable on certain U.S. Treasury debt instruments. Employees first becoming participants after January 1, 1998, also receive an additional credit for their first year of service.

        A participant's benefit at normal retirement age, if calculated as a lump sum payment, equals the balance of his or her cash balance account. The actuarial equivalent of the account balance also can be paid as a single life annuity, a qualified joint and survivor annuity, or an alternative form of payment allowed under the Retirement Plan.

  Financial Planning Fees

        We provide each NEO and certain other executives a stipend to cover the cost of financial planning services. The stipend in 2008 was $13,100 per year for Mr. Murphy and $10,400 for each of our Senior Vice Presidents, plus a gross-up for taxes incurred by the executive on the stipend.

  Executive Life Insurance Plan (ELIP)

        Each NEO annually receives an amount to pay the premium on a flexible premium variable universal life insurance policy or variable annuity, to be wholly owned by the executive. The annual amount is equal to 7% of the executive's base salary plus 50% of such amount in order to offset taxes.

  Executive Health Care

        Each NEO is eligible to participate in the Mayo Clinic's Executive Health Program, which provides a comprehensive examination and access to Mayo's medical, surgical and laboratory facilities. We pay the cost of certain eligible Mayo services, with any additional ineligible services billed directly to the NEO's insurance company.

  Executive Retirement Allowance

        Each NEO, as well as certain other executives, receives an executive retirement allowance in order to replace benefits lost due to the compensation that may be taken into account under our tax qualified retirement plans (the 401(k) Plan and the Retirement Plan). The annual executive retirement allowance is equal to the sum of (i) 2.5% of the executive's base salary for the calendar year in excess of the compensation limits set forth in our 401(k) Plan, (ii) the profit sharing contribution percentage multiplied by the executive's base salary in excess of the compensation limits set forth in our 401(k) Plan, and (iii) an amount equal to the credits that the executive would be entitled to receive under the Retirement Plan if that plan were not subject to the compensation limit, less the actual credits received by the executive under the Retirement Plan for that year. The allowance is in the form of a cash payment to eligible executives and is grossed-up for taxes.

  Annual Profit Sharing

        Each of our employees who is considered to be "highly compensated" under the Code, including each NEO, is eligible for a 0% to 7.5% discretionary annual profit sharing contribution. The actual amount is determined based upon the achievement of pre-determined bank adjusted EBITDA targets and the approval of the Compensation Committee. No profit sharing payments were made to our NEOs listed in the Summary Compensation Table (other than Messrs. Lasky and Gulda, who did not qualify as "highly compensated" under the Code, who each will receive approximately $11,500) in 2008 based on 2008 bank adjusted EBITDA of $79.0 million, versus a threshold of $100 million. In order to be eligible, employees must be employed on the last day of the plan year (December 31st), provided, however, that participants who retire, die, become disabled, enter into service with the armed forces of the United States, or terminate employment due to an involuntary reduction in workforce, during the plan year are also eligible for a profit sharing contribution. Actual contributions are calculated based on the eligible employee's "salary" as defined by the Plan. Profit sharing contributions are either paid in cash or contributed to the recipient's 401(k) account, depending upon regulatory compliance, and become vested after one year of service.

  Personal Excess and Gross-Up

        We pay premiums on personal excess umbrella insurance coverage for each of our NEOs as well as all of our other Senior Vice Presidents. This policy provides liability coverage in excess of the individual's underlying insurance anywhere in the world unless stated otherwise or an exclusion applies. This policy pays on the behalf of the employee up to their specific limit amount for covered damages from any one occurrence, regardless of how many claims, homes, vehicles, watercraft, or people are involved in the occurrence; again, which are in excess of the underlying policy. Current policy limits range from $5,000,000 to $10,000,000.

 GRANTS OF PLAN-BASED AWARDS—2008

        The following table shows all grants of awards in 2008 to each of the executive officers named in the Summary Compensation Table:

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Possible Potential Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Share)	Grant Date Closing Price of Common Stock ($/Share)
									Grant Date Fair Value of Stock and Option Awards(4)
	Grant Date	Threshold ($)	Target ($)	Max ($)
William M. Lasky	2/1/08	—	—	—	5,000	—	—	—	$33,333
	9/22/08	—	—	—	250,000	—	—	—	$492,500
Terrence J. Keating	—	—	—	—	—	—	—	—	—
	5/16/08	—	—	—	35,211	76,775	7.10	7.10	$500,000
John R. Murphy	—	168,750	581,250	1,050,000	—	—	—	—	—
	5/16/08	—	—	—	59,859	130,517	7.10	7.10	$850,000
David K. Armstrong	—	63,029	220,601	413,189	—	—	—	—	—
	5/16/08	—	—	—	24,659	53,767	7.10	7.10	$350,160
Edward J. Gulda	—	54,000	189,000	354,000	—	—	—	—	—
	5/16/08	—	—	—	21,127	46,065	7.10	7.10	$300,000
Steven J. Holt	—	40,500	141,750	265,500	—	—	—	—	—
	5/16/08	—	—	—	15,845	34,549	7.10	7.10	$225,000
Richard F. Schomer	—	40,500	141,750	265,500	—	—	—	—	—
	5/16/08	—	—	—	15,845	34,549	7.10	7.10	$225,000

(1)
Reflects the potential payouts under the AICP for 2008 as more fully described in the Compensation Discussion and Analysis above. The AICP payment for 2008 was determined in February 2009 upon completion of the consolidated financial statements for the fiscal year ended December 31, 2008. The Summary Compensation Table details amounts actually paid in 2009 under the 2008 AICP in the column Non-Equity Incentive Plan Compensation. As stated in the Summary Compensation Table, there was no AICP paid out in 2009 for 2008.

(2)
Except for Mr. Lasky, reflects RSUs granted during 2008 under our LTIP which will vest in annual installments of 10%, 20%, 30%, and 40% each December 1st of 2008, 2009, 2010, and 2011, respectively. For Mr. Lasky, his grant on or about September 22, 2008 represented an award of 250,000 restricted stock shares that will vest on the earliest of (i) six months after the grant date, (ii) the date on which the Board shall appoint a new President and CEO of the Company or (iii) the date on which a change of control of the Company occurs. Mr. Lasky's February 1, 2008 grant represented compensation related to his service as a Director of the Company.

(3)
Reflects SARs granted during 2008 under our LTIP that will vest on December 31, 2011; provided, however, that 25% of the total award may vest on December 31st of each of 2008, 2009, 2010, and 2011 based on the achievement of pre-established bank adjusted EBITDA goals for each year. The Company did not achieve the bank adjusted EBITDA threshold goal of $100 million for the accelerated vesting of SARs in 2008 and, accordingly, no SARs vested in 2008.

(4)
In determining the estimated fair value of our share-based awards as of the grant date, we used the Black-Scholes option-pricing model. The assumptions underlying our model are described in the notes to our consolidated financial statements (Note 10—Stock-Based Compensation Plans), which are incorporated into our Form 10-K for fiscal year 2008, filed with the SEC on March 13, 2009. One-half of the grant date fair value is attributed to RSUs and one-half to SARs.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE—2008

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options— Exercisable		Number of Securities Underlying Unexercised Options— Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
William M. Lasky	—		—		—	—	—	1,250	(2)	$288	—	—
	—		—		—	—	—	250,000	(3)	$57,500	—	—
Terrence J. Keating	73,875		—		—	$9.000	12/31/09	—		—	—	—
	48,546	(4)	—		—	$11.34	12/31/09	—		—	—	—
	24,238	(4)	—		—	$15.14	12/31/09	—		—	—	—
	11,196	(4)	—		—	$7.10	12/31/09	—		—	—	—
John R. Murphy	56,486		—		—	$9.000	09/22/09	—		—	—	—
	24,987	(5)	—		—	$11.340	09/22/09	—		—	—	—
	15,446	(5)	—		—	$15.140	09/22/09	—		—	—	—
	10,876	(5)	—		—	$7.10	09/22/09	—		—	—	—
David K. Armstrong	—		—		—	—	—	5,292	(6)	$1,217	—	—
	—		—		—	—	—	8,092	(7)	$1,861	—	—
	—		—		—	—	—	22,194	(8)	$5,105	—	—
	2,955		—		—	$2.962	03/08/14	—		—	—	—
	35,091		—		—	$9.000	04/26/15	—		—	—	—
	—		34,268	(9)	—	$11.340	12/19/16	—		—	—	—
	—		26,615	(10)	—	$15.140	06/14/17	—		—	—	—
	—		53,767	(11)	—	$7.10	05/16/18	—		—	—	—
Steven J. Holt(12)	—		—		—	—	—	—		—	—	—
Edward J. Gulda	—		—		—	—	—	19,015	(13)	$4,373	—	—
	—		46,065	(14)	—	$7.10	05/16/18	—		—	—	—
Richard F. Schomer	—		—		—	—	—	6,349	(15)	$1,460	—	—
	—		—		—	—	—	14,261	(16)	$3,280	—	—
	—		21,829	(17)	—	$12.68	08/20/17	—		—	—	—
	—		34,549	(18)	—	$7.10	05/16/18	—		—	—	—

(1)
Represents RSUs granted under our LTIP. Assumes that the market value of unvested equity awards was $0.23, which was the closing price of our Common Stock on December 31, 2008 (the last day of trading of 2008).

(2)
Represents RSUs granted in February 2008 related to Mr. Lasky's service as a Director, which vested on January 2, 2009.

(3)
Represents restricted stock granted in September 2008, which vest on the earlier of March 22, 2009, the appointment of a new President and CEO, or the date on which a change of control occurs.

(4)
Represents SARs that vested upon Mr. Keating's December 31, 2008 "permitted retirement" that may be exercised until December 31, 2009.

(5)
Represents SARs that vested upon Mr. Murphy's September 22, 2008 "permitted retirement" that may be exercised until September 22, 2009.

(6)
Represents RSUs granted in December 2006, which vest on December 1, 2009.

(7)
Represents RSUs granted in June 2007; 3,468 shares and 4,624 shares of which vest on December 1st of 2009 and 2010, respectively.

(8)
Represents RSUs granted in May 2008; 4,932 shares, 7,398 shares, and 9,864 shares of which vest on December 1st of 2009, 2010, and 2011, respectively.

(9)
Represents SARs granted in December 2006 under our LTIP, which vest on December 31, 2009.

(10)
Represents SARs granted in June 2007 under our LTIP, which vest on December 31, 2010, provided however that 25% of such shares may vest on December 31, 2009 if certain pre-established EBITDA targets are satisfied.

(11)
Represents SARs granted in May 2008 under our LTIP, which vest on December 31, 2011, provided however that 25% of such shares may vest each year on December 31st of 2009 and 2010, if certain pre-established EBITDA targets are satisfied.

(12)
Mr. Holt's employment with the Company terminated in September 2008 and all unvested and unexercised options as of the end of the 90th day following Mr. Holt's last day of employment were forfeited.

(13)
Represents RSUs granted in May 2008; 4,226 shares, 6,339 shares, and 8,450 shares of which vest on December 1st of 2009, 2010, and 2011, respectively.

(14)
Represents SARs granted in May 2008 under our LTIP, which vest on December 31, 2011, provided however that 25% of such shares may vest each year on December 31st of 2009 and 2010, if certain pre-established EBITDA targets are satisfied

(15)
Represents RSUs granted on August 20, 2007; 2,721 and 3,628 shares of which vest on December 1st of 2009 and 2010, respectively.

(16)
Represents RSUs granted on May 16, 2008; 3,169, 4,754, and 6,338 shares of which vest on December 1st of 2009, 2010, and 2011, respectively.

(17)
Represents SARs granted in August 2007 under our LTIP, which vest on December 31, 2010, provided however that 25% of such shares may vest on December 31, 2009, if certain pre-established EBITDA targets are satisfied.

(18)
Represents SARs granted in May 2008 under our LTIP, which vest on December 31, 2011, provided however that 25% of such shares may vest each year on December 31st of 2009 and 2010, if certain pre-established EBITDA targets are satisfied.

 OPTIONS EXERCISED & STOCK VESTED DURING FISCAL 2008

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William M. Lasky	—	—	3,750	$17,538
Terrence J. Keating	4,433	$3,626	28,698	$7,518
John R. Murphy	—	—	12,582	$20,886
David K. Armstrong	—	—	8,746	$2,405
Steven J. Holt	—	—	—	—
Edward J. Gulda	—	—	2,112	$581
Richard F. Schomer	—	—	4,304	$2,683

PENSION BENEFITS

	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During the Last Fiscal Year ($)
William M. Lasky	None	—	—	—
Terrence J. Keating	Accuride Retirement Plan	10.92	$223,057	$0
John R. Murphy	Accuride Retirement Plan	9.42	$211,627	$0
David K. Armstrong	Accuride Retirement Plan	9.25	$161,239	$0
Steven J. Holt	Accuride Retirement Plan	10.17	$124,167	$0
Edward J. Gulda	None	—	—	—
Richard F. Schomer	None	—	—	—

(1)
Represents the present value of benefits accrued-to-date. For the Accuride Retirement Plan, this is the cash balance account as of the measurement date, projected to normal retirement age (i.e., age 65) with interest credits, and then discounted back to the measurement date at the plan discount rate. The present value of benefits accrued-to-date was calculated using a discount rate of 6.90% and interest crediting at 4.50% (consistent with SFAS No. 87 disclosure assumptions). The model applies a postretirement mortality using the Fully Generational RP-2000 Combined Healthy Mortality table projected using Scale AA and no mortality applied preretirement.

Potential Post Employment Payments

  Severance and Retention Arrangements—Change of Control

        In February 2008, we entered into amended and restated severance and retention agreements with each NEO, other than Mr. Keating. As described more fully below, in the section entitled "Certain Relationships and Related Transactions," we entered into a separate employment Agreement with Mr. Keating in March 2008, which terminated and superseded the existing severance and retention agreement between Mr. Keating and the Company. In December 2008, the severance and retention agreements were further modified to ensure compliance with Section 409A of the Code.

        The amended and restated severance and retention agreements have a one-year term, subject to automatic one-year renewals if not terminated by either party in accordance with the terms of the agreement. If a "Change of Control" (as defined in the agreement) occurs, the scheduled expiration date of the initial term or renewal term, as the case may be, will be extended for a term ending 18 months after the Change of Control.

        Under the terms of the amended and restated severance and retention agreement, a NEO is entitled to severance if the executive's employment is terminated by us without "cause" or if he or she terminates employment for "good reason" (as these terms are defined in the agreement). This severance generally is equal to one year of the executive's base salary. However, if such termination is within 18 months following a Change of Control, then such severance benefits are as follows:

  •
  For Messrs. Armstrong, Gulda, Maniatis, Schomer, and Wright, a payment equal to 200% of his salary plus 200% of the greater of (i) the annualized AICP payment to which he would be entitled as of the date on which the Change of Control occurs or (ii) his average AICP payment over the three years prior to termination.

  •
  In addition, each NEO is entitled to continue certain employee benefits, including health, disability, accident and dental insurance coverage for an 18 month period from the date of termination or if earlier, the date on which the executive receives such benefits from a subsequent employer.

        Any such severance is reduced by all payments the executive may become entitled under any other severance policy we may have.

        All severance is subject to the executive executing a general release of claims and agreeing to non-compete and non-solicitation covenants. In addition, if necessary to comply with the tax laws, the severance may not be paid until six months following the NEO's termination.

        No severance is payable if the NEO's employment is terminated for "cause," if they resign without "good reason" or if they become disabled or die.

        Finally, under the terms of the 2005 Equity Incentive Plan, in the event of a Change of Control, if all options, RSUs or SARs settled in stock are not converted, assumed, or replaced by a successor, then such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse and all RSUs shall become deliverable, unless otherwise provided in any award agreement or any other written agreement entered into with an executive. Our outstanding stock option, RSU and SAR award agreements provide that such awards will vest upon a Change of Control.

  Value of Payment Presuming Hypothetical December 31, 2008 Termination Date

        The following tables summarize enhanced payments our NEOs would be eligible to receive assuming a hypothetical separation of employment on December 31, 2008, based upon the circumstances listed in the columns of each table. Messrs. Holt and Murphy are excluded since they are no longer employed with the Company following their respective resignations. Mr. Keating is also not included following his retirement from employment at the Company. The tables do not include amounts for vested equity awards and vested pension benefits, or similar non-discriminatory benefits to which each NEO is eligible. No amounts are payable to an executive, and no stock options, RSUs or

SARs will vest if the executive voluntarily terminates his or her employment, other than for "good reason," or is terminated for cause.

William M. Lasky

	Retirement ($)	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
- Severance	0	0	0	0	0	0
- Incentive Pay	0	0	0	0	0	0
Long-Term Incentives(a)
- Unvested and Accelerated RSUs	0	0	57,500	57,500	0	0
- Unvested and Accelerated Stock Options / SARs	0	0	0	0	0	0
Benefits & Perquisites:
- Post Separation Health Care, Disability & Accident Ins.	0	0	0	0	0	0
- Insurance Benefits	0	0	0	0	0	0
- Outplacement	0	0	0	0	0	0
- Financial Planning and Executive Physical	0	0	0	0	0	0
Excise Tax Gross-Up Payment(f)	n/a	n/a	0	0	n/a	n/a

Total Payment:	0	0	57,500	57,500	0	0

(a)
Assumes that the market value of unvested equity awards was $0.23, which was the closing price of our Common Stock on December 31, 2008.

David K. Armstrong

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
- Severance	350,160	0	1,005,015	0	0
- Incentive Pay	0	0	0	0	0
Long-Term Incentives(a)
- Unvested and Accelerated RSUs	0	8,183	8,183	901	901
- Unvested and Accelerated Stock Options / SARs(b)	0	0	0	0	0
Benefits & Perquisites:
- Post Separation Health Care, Disability & Accident Ins.(c)	0	0	24,741	0	0
- Insurance Benefits(d)	0	0	0	0	1,011,528
- Outplacement	0	0	10,000	0	0
- Financial Planning and Executive Physical(e)	0	0	24,641	0	0
Excise Tax Gross-Up Payment(f)	n/a	0	0	n/a	n/a

Total Payment:	350,160	8,183	1,072,580	901	1,012,429

(a)
Assumes that the market value of unvested equity awards was $0.23, which was the closing price of our Common Stock on December 31, 2008.

(b)
Represents intrinsic value of unvested stock options/SARs.

(c)
Cost estimated assuming 2009 COBRA rates for Company health benefits and 2009 costs for Company disability and accident insurance.

(d)
Represents death benefit payable to the executive's heirs under insurance purchased by executive through the ELIP.

(e)
Assumes Company cost of $15,400 and income tax gross-up of $9,241.

(f)
Under the amended and restated severance and retention agreement, if payments are subject to excise taxes imposed under Section 4999 of the Code, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

The following assumptions were used to calculate payments under Section 280G:

(1)
Equity valued at $0.23, which was the closing price of our Common Stock on December 31, 2008.

(2)
Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

Edward J. Gulda

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
- Severance	300,000	0	600,000	0	0
- Incentive Pay	0	0	0	0	0
Long-Term Incentives(a)
- Unvested and Accelerated RSUs	0	4,373	4,373	305	305
- Unvested and Accelerated Stock Options / SARs(b)	0	0	0	0	0
Benefits & Perquisites:
- Post Separation Health Care, Disability & Accident Ins.(c)	0	0	19,461	0	0
- Insurance Benefits	0	0	0	0	0
- Outplacement	0	0	10,000	0	0
- Financial Planning and Executive Physical(d)	0	0	24,641	0	0
Excise Tax Gross-Up Payment(e)	n/a	0	0	n/a	n/a

Total Payment:	300,000	4,373	658,475	305	305

(a)
Assumes that the market value of unvested equity awards was $0.23, which was the closing price of our Common Stock on December 31, 2008.

(b)
Represents intrinsic value of unvested stock options/SARs.

(c)
Cost estimated assuming 2009 COBRA rates for Company health benefits and 2009 costs for Company disability and accident insurance.

(d)
Assumes Company cost of $15,400 and income tax gross-up of $9,241.

(e)
Under the amended and restated severance and retention agreement, if payments are subject to excise taxes imposed under Section 4999 of the Code, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

The following assumptions were used to calculate payments under Section 280G:

(1)
Equity valued at $0.23, which was the closing price of our Common Stock on December 31, 2008.

(2)
Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

Richard F. Schomer

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
- Severance	225,000	0	496,080	0	0
- Incentive Pay	0	0	0	0	0
Long-Term Incentives(a)
- Unvested and Accelerated RSUs	0	4,740	4,740	398	398
- Unvested and Accelerated Stock Options / SARs(b)	0	0	0	0	0
Benefits & Perquisites:
- Post Separation Health Care, Disability & Accident Ins.(c)	0	0	18,749	0	0
- Insurance Benefits	0	0	0	0	0
- Outplacement	0	0	10,000	0	0
- Financial Planning and Executive Physical(d)	0	0	24,641	0	0
Excise Tax Gross-Up Payment(e)	n/a	0	0	n/a	n/a

Total Payment:	225,000	4,740	554,210	398	398

(a)
Assumes that the market value of unvested equity awards was $0.23, which was the closing price of our Common Stock on December 31, 2008.

(b)
Represents intrinsic value of unvested stock options/SARs.

(c)
Cost estimated assuming 2009 COBRA rates for Company health benefits and 2009 costs for Company disability and accident insurance.

(d)
Assumes Company cost of $15,400 and income tax gross-up of $9,241.

(e)
Under the amended and restated severance and retention agreement, if payments are subject to excise taxes imposed under Section 4999 of the Code, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

The following assumptions were used to calculate payments under Section 280G:

(1)
Equity valued at $0.23, which was the closing price of our Common Stock on December 31, 2008.

(2)
Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serve as a member of the board of directors or compensation committee of any other company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have adopted a related party transaction policy and procedures for the approval or ratification of any "related party transaction." "Related party transaction" is defined as any transaction, arrangement or relationship in which we (including any of our subsidiaries) were, are or will be a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a "related person," had, has or will have a direct or indirect interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the Audit Committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters, certain ordinary course transactions, transactions involving competitive bids or rates fixed by law, and transactions involving services as a bank depository, transfer agent or similar services). The Audit Committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party's interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the Audit Committee's approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chairperson of the Audit Committee subject to ratification of the transaction by the audit committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related party.

Sun Capital Transaction

        On February 4, 2009, we completed (1) an amendment (the "Amendment") to our term facility (the "Term Facility") and revolving credit facility under our credit agreement, dated January 31, 2005 (the "Credit Agreement"), among the Company, Accuride Canada, Inc., Citicorp USA, Inc., as administrative agent, and other lender parties thereto, and (2) a transaction with Sun Capital (the "Sun Capital Transaction"), which currently holds approximately $70 million principal amount of the indebtedness outstanding under the Term Facility (the "Last-Out Loans"). Under the terms of the Amendment and the Sun Capital Transaction, Sun Capital agreed to make the Last-Out Loans last-out as to payment to the other loans outstanding under the Term Facility.

        In connection with the modification of the Last-Out Loans and pursuant to a Last-Out Debt Agreement, dated February 4, 2009 (the "Last-Out Debt Agreement"), that we entered into with Sun Capital, we (1) issued the Warrant to Sun Capital, which is exercisable for 25% of our fully-diluted Common Stock, (2) entered into a Registration Agreement with Sun Capital providing for the registration of the Common Stock owned by Sun Capital (including the Common Stock issuable upon exercise of the Warrant) and (3) entered into a Consulting Agreement with Sun Capital pursuant to which Sun Capital will provide customary strategic, business and operational support to the Company, with fees to be payable only upon the approval of the directors who are not Series A Directors.

        As part of the Sun Capital Transaction, we issued the Preferred Share to Sun Capital, which carries voting rights equal to the number of shares of the Company's Common Stock issuable upon the exercise of the Warrant in an amount not to exceed 25% of the outstanding Common Stock, requires approval of the holder of the Preferred Share for certain corporate actions and grants the holder of the Preferred Share the right to nominate and elect five Series A Directors and to nominate the Independent Director for election/appointment to the Board. Generally, the Series A Directors and the Independent Director, if any, collectively have 50% of the voting power of the Board on all matters before the Board, with the voting power to be distributed among those directors pursuant to the terms of the Preferred Share. The Preferred Share has no rights to dividends or distributions and is redeemable by the Company for a nominal amount if Sun Capital no longer holds beneficial ownership of at least 10% of the Company's Common Stock. We also amended our bylaws to require approval of two thirds of the Board for certain corporate actions and expanded the Board to twelve members.

        In connection with the Sun Capital Transaction, the Company appointed Brian J. Urbanek, Jason H. Neimark, Douglas C. Werking, Thomas V. Taylor and Donald C. Mueller as Series A Directors to fill five of the vacancies created as a result of the expansion of the Board. We entered into indemnification agreements with each of our directors as part of the Sun Capital Transaction, which contractually obligate the Company to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware General Corporation Law. We also agreed that these indemnification obligations, and all other indemnification obligations assumed by us as part of the Sun Capital Transaction, would be first in priority to the indemnification obligations of certain affiliates of Sun Capital covering the indemnified parties.

Transportation Technologies Industries, Inc. Merger

        On December 24, 2004 the Company, Amber Acquisition Corp., a wholly-owned subsidiary of the Company, TTI, the persons listed on Annex I to the merger agreement, whom we refer to as the signing stockholders, and Andrew Weller, Jay Bloom and Mark Dalton, as the TTI Stockholder Representatives, entered into an agreement and plan of merger, which was amended on January 28, 2005. We refer to the agreement and plan of merger, as amended, as the merger agreement. Pursuant to the merger agreement, on January 31, 2005 Accuride acquired TTI through the merger of Amber Acquisition Corp., a wholly-owned subsidiary of Accuride, with and into TTI, with TTI continuing as the surviving corporation, which we refer to as the TTI merger. Mr. Dalton has subsequently ended his affiliation with Trimaran Investments II, L.L.C., which, as of April 1, 2008, beneficially owned approximately 10.0% of our outstanding Common Stock. Mr. Dalton disclaims any beneficial ownership in shares beneficially owned by Trimaran Investments II, L.L.C. or the entities affiliated therewith.

Keating Employment Agreement

        As described in our 2008 proxy statement, in March 2008, the Company entered into an employment agreement (the "Employment Agreement") with its Chairman, Terrence J. Keating, which terminated and replaced the Severance and Retention Agreement, dated November 28, 2006, previously entered into by Mr. Keating and the Company. Pursuant to the Employment Agreement, the Company paid Mr. Keating $126,863 in accordance with the Company's regular payroll schedule (the "Continued Service Compensation") through December 31, 2008. As described in last year's proxy, Mr. Keating planned to, and did, retire as an officer of the Company (the "Term") as of December 31, 2008, and in January 2008 he retired as a member of the board. The Employment Agreement contains non-compete and non-solicitation provisions that restrict Mr. Keating following his retirement and the termination of the agreement. The non-competition provision begins upon the effective date of the Employment Agreement and ends at the latest of (i) the end of the 36th month following the expiration of the Term, (ii) the end of the twelve-month period after the date that Mr. Keating is no longer a member of the Board or (iii) a period determined reasonable by a court of competent jurisdiction. The Company paid Mr. Keating $560,000, in semi-monthly installments through the Term (the "Guaranteed Compensation"), in exchange for Mr. Keating's agreement to abide by the non-competition and non-solicitation provisions. In the event that Mr. Keating does not comply with the non-competition and non-solicitation provisions of the Employment Agreement, the Company may demand repayment of the Guaranteed Compensation.

Sale of Joint Venture Interest

        On October 7, 2008, we completed the sale of our interests in Visual-Accuride, LLC and Harris/Visual-Accuride, LLC to Technoptics, LLC, a company formed by Steven J. Holt, a former Company executive, for $375,000, payable in the form of a secured promissory note bearing interest at 8% per annum (the "Note"). Pursuant to the Note, beginning in April 2009, Technoptics is required to make minimum quarterly payments to the Company in an amount equal to 5% of Technoptics' quarterly net sales. In addition, Accuride is to receive a 5% commission on Technoptics' annual sales in the event they equal or exceed $1M and the Note remains outstanding. As part of the transaction, Visual-Accuride, LLC and Harris/Visual-Accuride, LLC changed their names to remove the reference to "Accuride."

Indemnification of Directors and Officers

        Our Certificate of Incorporation and Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Furthermore, we entered into new indemnification agreements with each of our directors on February 4, 2009, as part of the Sun Capital Transaction, and have, or will enter into, indemnification agreements with each of our officers that contractually obligate the Company to provide this indemnification and advancement of expenses to our directors and officers.

 REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Audit Committee is comprised of three members, Donald C. Roof, Chairman, Mark D. Dalton, and Charles E. Mitchell Rentschler, each of whom is "independent" as defined in the rules and regulations of the NYSE. Upon the recommendation of the Audit Committee and in compliance with regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee.

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2008, which include the consolidated balance sheets of the Company as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2008, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Review and Discussion with Management

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Registered Public Accounting Firm

        The Audit Committee has discussed with Deloitte, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication With Audit Committees," as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee reviewed with Deloitte, who is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles in the United States of America, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has discussed with Deloitte matters relating to its independence and has received the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with Deloitte the overall scope and plans for their audits. The Audit Committee met with Deloitte, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls in connection with their audit procedures, and the overall quality of the Company's financial reporting.

Conclusion

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder ratification described in Proposal No. Two, the appointment of Deloitte as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

By the Members of the Audit Committee

Donald C. Roof, Chairman
Mark D. Dalton
Charles E. Mitchell Rentschler

 OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board may recommend.

        It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

        Any person who was a beneficial owner of Common Stock on the Record Date for the 2009 Annual Meeting may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC without charge (except for exhibits to such annual report which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Company as of the record date and should be directed to Investor Relations, Accuride Corporation, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

BY ORDER OF THE BOARD OF DIRECTORS

David K. Armstrong Corporate Secretary

Dated: March 23, 2009

 Appendix A

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
of the Nominating and Corporate Governance Committee
of Accuride Corporation

        This Nominating and Corporate Governance Committee Charter was adopted by the Board of Directors (the "Board") of Accuride Corporation (the "Company") on February 25, 2009.

I.     Purpose

        The purpose of the Nominating and Corporate Governance Committee (the "Committee") of the Board is to assist the Board in discharging the Board's responsibilities regarding:

          (a)   the identification of qualified candidates to become Board members;

          (b)   the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

          (c)   the selection of candidates to fill any vacancies on the Board;

          (d)   the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company (the "Corporate Governance Guidelines"); and

          (e)   oversight of the evaluation of the board and management.

        For purposes of the Committee's role in identifying and selecting candidates to become members of or nominees for the Board, to fill any vacancies on the Board, to review the performance of members of the Board or to recommend the removal of a director for cause, in each case as described in this Charter, the Committee will only identify, select, review or recommend for removal such candidates as are eligible for election by the holders of the Company's common stock (excluding, for the avoidance of doubt, such candidates as are eligible for election by the holder of the Company's Series A Preferred Stock). The Committee may, however, ratify candidates for membership on or nomination or appointment to the Board that are (i) identified by the holder of the Company's Series A Preferred Stock for election by such holder or (ii) members of the Board elected by the holder of the Company's Series A Preferred Stock. In the case of any director, the Committee may also review annually the relationships that such director has with the Company and make a recommendation with respect to the ability of such director to qualify as an independent director under the listing standards of an applicable national securities exchange.

        In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.    Membership

        The Committee shall be composed of three or more directors, as determined by the Board, each of whom (a) satisfies the independence requirements of the New York Stock Exchange or such other national securities exchange on which the Company's common stock may be listed, and (b) has experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee.

        The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III.  Meetings and Procedures

        The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's bylaws that are applicable to the Committee.

        The Committee shall meet on a regularly scheduled basis at least two times per year and more frequently as the Committee deems necessary or desirable.

        All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to, any non-management director who is not a member of the Committee. In addition, the Committee may designate up to two non-management directors who are not members of the Committee to serve as director liaisons to the Committee, at the Committee's sole discretion (the "Director Liaisons"). The Director Liaisons shall not be members of the Committee and will not be eligible to take any action on behalf of the Committee and shall not be entitled to a vote, but may participate in any discussion or deliberation by the Committee during meetings of the Committee.

        The Committee may retain any independent counsel, experts or advisors that the Committee believes to be desirable and appropriate. The Committee may also use the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm's fees and other retention terms.

        The Chair shall report to the Board regarding the activities of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.

IV.    Duties and Responsibilities

        1.     (a) At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. At an appropriate time prior to each annual meeting, the Committee may also ratify such candidates for membership on or nomination to the Board that may be identified by the holder of the Company's Series A Preferred Stock for election by such holder at each annual meeting.

        (b)   At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such prospective member of the Board as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

        (c)   For purposes of (a) and (b) above, the Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board:

  (i)
  personal and professional integrity, ethics and values;

  (ii)
  experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment;

  (iii)
  experience in the Company's industry and with relevant social policy concerns;

  (iv)
  experience as a board member of another publicly held company;

  (v)
  academic expertise in an area of the Company's operations; and

  (vi)
  practical and mature business judgment, including ability to make independent analytical inquiries.

        (d)   The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected or appointed (for example, pursuant to rights contained in a Certificate of Designation of a class of preferred stock to elect one or more directors upon a dividend default), then the nomination or appointment of such directors shall be governed by such requirements.

        2.     The Committee shall, at least annually, review the performance of each current director and shall consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term.

        3.     In appropriate circumstances, the Committee, in its discretion, shall consider and may recommend the removal of a director for cause, in accordance with the applicable provisions of the Company's certificate of incorporation, bylaws and Corporate Governance Guidelines.

        4.     The Committee shall oversee the Board in the Board's annual review of its performance (including its composition and organization) and the performance of management, and will make appropriate recommendations to improve performance.

        5.     The Committee may make recommendations to the Board regarding governance matters, including, but not limited to, the Company's certificate of incorporation, bylaws, this Charter and the charters of the Company's other committees.

        6.     The Committee shall develop and recommend to the Board the Corporate Governance Guidelines.

        7.     The Committee shall consider, develop and recommend to the Board such policies and procedures with respect to the nomination of directors or other corporate governance matters as may be required or required to be disclosed pursuant to any rules promulgated by the Securities and Exchange Commission or otherwise considered to be desirable and appropriate in the discretion of the Committee.

        8.     The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

        9.     The Committee shall periodically report to the Board on its findings and actions.

        10.   The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

V.     Delegation of Duties

        In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, to the extent consistent with the Company's certificate of incorporation, bylaws, Corporate Governance Guidelines and applicable law and rules of markets in which the Company's securities then trade.

 Appendix B

ACCURIDE CORPORATION
INCENTIVE COMPENSATION PLAN

I.     ESTABLISHMENT AND PURPOSE

        Accuride Corporation (the "Company") hereby establishes the Accuride Corporation Incentive Compensation Plan (as amended from time to time, the "Plan"). The purpose of the Plan is to (i) attract and retain highly qualified individuals; (ii) obtain from each eligible Plan participant the best possible performance; (iii) establish one or more performance goals based on objective criteria; (iv) further underscore the importance of achieving business objectives for the short and long term; and (v) include in each eligible Plan participant's compensation package an annual incentive component which is tied directly to the achievement of those objectives.

        To the extent applicable, the Plan is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended and the regulations issued thereunder (the "Code").

II.    EFFECTIVE DATE; TERM

        The Plan will be effective for performance periods occurring after the Plan is approved by the Company's shareholders under Section X. Once effective, the Plan shall remain in effect until such time as it shall be terminated by the Committee (as defined below). The Committee may terminate the Plan at any time; provided, however that except in the event of a Change in Control (as defined below), the Committee may not terminate the Plan during any performance period without payment of a pro rata portion of any bonus based on the period of time elapsed during the performance period and a determination of the Committee as to satisfaction of pro rata Performance Goals for such period. For this purpose, "Change in Control" shall have the meaning set forth in the Company's Amended and Restated Incentive Award Plan, as amended from time to time and any replacement plan thereof.

III.  ADMINISTRATION

        The Plan shall be administered by the Compensation and Human Resources Committee of the Board of Directors of the Company or a subcommittee thereof (the "Committee"); which Committee shall consist solely of two or more members who shall qualify as "outside directors" under Section 162(m) of the Code.

        The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan.

        Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

IV.    ELIGIBILITY AND PARTICIPATION

        Eligibility to participate in the Plan is limited to certain salaried employees of the Company as determined and selected by the Committee (each a "Participant"), but including all individuals who are "covered employees" within the meaning of Code Section 162(m) and the regulations and published guidance thereunder ("Covered Employees").

V.     BUSINESS CRITERIA

        A Participant may receive a bonus payment under the Plan based upon the attainment of performance objectives which are established by the Committee and relate to one or more of the following corporate business criteria with respect to the Company, any of its subsidiaries or a designated business unit (the "Performance Goals"): (i) earnings (either net or gross and either before or after interest, taxes, depreciation, amortization and/or other adjustments described under the Company's credit agreements), (ii) economic value-added (as determined by the Committee), (iii) sales or revenue, (iv) net income (either before or after taxes), (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on capital, (vii) return on invested capital, (viii) return on stockholders' equity, (ix) return on assets, (x) stockholder return, (xi) return on sales, (xii) gross or net profit margin, (xiii) productivity, (xiv) expense, (xv) operating margin, (xvi) operating efficiency, (xvii) customer satisfaction, (xviii) working capital, (xix) earnings per share, (xx) price per share of common stock, (xxi) market share, (xxii) profits, (xxiii) disposition or acquisition of assets, (xxiv) cost savings, (xxv) regulatory body approval for commercialization of new products, (xxvi) settlement of disputes, (xxvii) funds from operations, (xxviii) plant closings or start-ups, (xxix) sales penetration or new business awards, or (xxx) any other objectively determinable strategic objectives, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group market performance indicators or indices.

        The Committee may, in its discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items ; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting principles; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) commercial vehicle industry build rates; or (xv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. All such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

VI.   BONUS DETERMINATIONS

        Any bonuses paid to Participants under the Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance objectives relating to the Performance Goals. Bonus formulas may be set for performance periods of one, two or three fiscal years of the Company. A performance period may be concurrent or consecutive. Participant need not be employed on the first day of a performance period, but must be employed in an eligible position for at least three months of a performance period in order to be eligible to participate in the Plan for that performance period. If a Participant becomes eligible to participate in the Plan during a performance period, the Committee shall determine if such Participant shall be eligible to participate in an award for such performance period and whether or not such award may be prorated for such period.

        Bonus formulas for Participants shall be adopted for each performance period by the Committee no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period) and while the performance relating to the Performance Goal(s) remain substantially uncertain within the meaning of Section 162(m) of the Code.

        Although the Committee may in its sole discretion reduce a bonus payable to a Participant pursuant to the applicable bonus formula, the Committee shall have no discretion to increase the amount of a Covered Employee's bonus as determined under the applicable bonus formula.

        The maximum bonus payable to a Participant under the Plan shall not exceed 200% of such Participant's base salary with respect to any performance period.

        The payment of a bonus to a Participant with respect to a performance period shall be conditioned upon the Participant's employment by the Company on the last day of the performance period; provided, however, that the Committee may make exceptions to this requirement, in its sole discretion, in the case of a Participant's death or disability or Change in Control.

        No bonuses shall be paid to Participants unless and until the Committee makes a certification in writing with respect to the attainment of the performance objectives as required by Section 162(m) of the Code.

VII. ADDITIONAL CONDITIONS

        For each performance period the Company will prepare proposed "Eligibility, Target Opportunity and Administrative Guidelines" (the "Guidelines") that set forth eligibility and other administrative details regarding awards for such performance period. The Committee shall approve the Guidelines along with the applicable Performance Goals within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

        Once a bonus formula is established under Section VI based on one or more of the Performance Goals, the Committee may with the consent of the Participant establish (and once established, rescind, waive or amend) additional conditions and terms of payment of awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. However, the Committee shall have no authority to increase the amount of a targeted award granted to any Covered Employee or to pay an award under the Plan if the Performance Goal has not been satisfied.

        The payment of an award to a Participant with respect to a performance period shall be conditioned upon the Participant's employment by the Company on the last day of the performance period; provided, however, that in the discretion of the Committee, awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the period for which an award is made, or to the designee or estate of a Participant who died during such period.

VIII.  PAYMENT OF AWARDS

        All awards shall be paid in (i) cash or (ii) with the consent of the Participant and the Committee, the equivalent value of common stock of the Company ("Common Stock") based on the fair market value of the Common Stock on the date the bonus is awarded, as determined by the Committee. The Committee may impose vesting and other similar conditions upon any payment of awards made in Common Stock; provided that any vesting terms shall not be longer than four years following the date of payment in Common Stock. For this purpose fair market value shall have the meaning set forth in the Company's Equity Incentive Plan.

        No awards shall be paid unless and until the Committee certifies, in writing, that the amounts payable with respect to each award, and all awards in the aggregate, do not exceed the limitations set forth in Section VI and that the amount payable to each Participant does not exceed the amount of the targeted award granted to the Participant at the beginning of the performance period. Awards shall be paid as soon as practicable following the end of the performance period, but in no event shall payment be made later than two and one half months following the end of the performance period. If a Participant voluntarily terminates employment or is involuntarily terminated for any reason (except for those reasons described above) after the end of the performance period but before distribution of the award, he or she shall forfeit any rights to an award for such performance period, unless such forfeiture is prohibited by applicable state, provincial or other prevailing law.

IX.   SPECIAL AWARDS AND OTHER PLANS

        Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to any person under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to employees (including those employees who are eligible to participate in the Plan).

X.    STOCKHOLDER APPROVAL

        No awards shall be paid under the Plan unless and until the Company's stockholders shall have approved the Plan and the Performance Goals as required by Section 162(m) of the Code.

XI.   AMENDMENT OF THE PLAN

        The Compensation Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of awards either temporarily or permanently; provided, however, that no amendment of the Plan that changes the maximum award payable to any Participant as set forth in Section VI, or materially amends the definition of Performance Goals under Section V, shall be effective before approval by the affirmative vote of a majority of shares voting at a meeting of the shareholders of the Company.

XII. RIGHTS OF PLAN PARTICIPANTS

        Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

        No individual to whom an award has been made or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid.

        No right or interest of any Participant shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

XIII.  MISCELLANEOUS

        The Company shall deduct all federal, state and local taxes required by law or Company policy from any award paid hereunder.

        In no event shall the Company be obligated to pay to any Participant an award for any period by reason of the Company's payment of an award to such Participant in any other period, or by reason of the Company's payment of an award to any other Participant or Participants in such period or in any other period. Nothing contained in this Plan shall confer upon any person any claim or right to any payments hereunder. Such payments shall be made at the sole discretion of the Committee.

        The Plan shall be unfunded. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan. Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

        It is the intent of the Company that the Plan and awards made hereunder shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Code. Any provision, application or interpretation of the Plan that is inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.

        Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

        The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware (without regard to principles of conflicts of law).

XIV. SECTION 409A COMPLIANCE

        Payments under this Plan are intended to be exempt from the provisions of Code Section 409A; provided however, that if any amounts under this Plan are subject to Code Section 409A, then the Plan shall be administered in compliance with Code Section 409A and shall be interpreted, to the extent possible, to comply with Code Section 409A. The Plan shall not be adjusted, amended or suspended in a way that results in a violation of Code Section 409A or any other provisions of applicable law. Any such adjustment, amendment or suspension shall be null and void. To the extent subject to Code Section 409A, then payments made by the Company will payable at a specified time or pursuant to a fixed schedule within the meaning of Treas. Reg. §1.409A-3(i)(1)(iv). Notwithstanding any other provision of this Plan to the contrary, neither the time nor the schedule of any payment under this Plan may be accelerated or subject to a further deferral except as provided in Treas. Reg. §1.409A-3(j)(4). Payment under this Plan may be delayed only in accordance with the regulations issued pursuant to Code Section 409A.

Adopted by Accuride Corporation on February 25, 2009.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ACCURIDE CORPORATION

2009 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Accuride Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints William M. Lasky and David K. Armstrong, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of Accuride Corporation to be held on April 22, 2009, at 7:00 a.m, at Hilton Chicago O’Hare, 10000 W. O’Hare, Chicago, IL 60666 and at any adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED HEREIN, “FOR” EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.

(Continued, and to be marked, dated and signed, on the other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.                    Election of Directors

☐	FOR all nominees
☐	WITHHOLD Authority
for all nominees

☐	FOR ALL EXCEPT
(See instructions below)

COMMON DIRECTOR NOMINEES:
Mark D. Dalton
John D. Durrett, Jr.
Donald T. Johnson, Jr.
William M. Lasky
Charles E. Mitchell Rentschler
Donald C. Roof

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2009 fiscal year.	☐	☐	☐
3.	Proposal to adopt the Accuride Corporation Incentive Compensation Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:                   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PROXY STATEMENT
GENERAL
PROPOSAL NO. ONE ELECTION OF DIRECTORS
COMPENSATION OF NON-EMPLOYEE DIRECTORS
PROPOSAL NO. TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
PROPOSAL NO. THREE ADOPTION OF THE ACCURIDE CORPORATION INCENTIVE COMPENSATION PLAN
OTHER INFORMATION
EXECUTIVE OFFICERS
EXECUTIVE OFFICER COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION OF NAMED EXECUTIVE OFFICERS SUMMARY COMPENSATION TABLE—2008
GRANTS OF PLAN-BASED AWARDS—2008
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE—2008
OPTIONS EXERCISED & STOCK VESTED DURING FISCAL 2008
PENSION BENEFITS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OTHER MATTERS
  Appendix A
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER of the Nominating and Corporate Governance Committee of Accuride Corporation
  Appendix B
ACCURIDE CORPORATION INCENTIVE COMPENSATION PLAN